                         INDEX TO FINANCIAL STATEMENTS

                                                                                      PAGE(S)
                                                                                      -------
PRO FORMA FINANCIAL STATEMENTS:
Introduction to Unaudited Pro Forma Financial Statements F-2......................        F-2
GENZYME CORPORATION:
  Pro Forma Consolidated Balance Sheets as of June 30, 1996.......................        F-3
  Pro Forma Consolidated Statements of Operations for the Six Months
     Ended June 30, 1996..........................................................        F-4
  Pro Forma Consolidated Statements of Operations for the Year Ended December 31,
     1995.........................................................................        F-6
GENZYME GENERAL DIVISION:
  Pro Forma Combined Balance Sheets as of June 30, 1996...........................        F-8
  Pro Forma Combined Statements of Operations for the Six Months Ended June 30,
     1996.........................................................................        F-9
  Pro Forma Combined Statements of Operations for the Year Ended December 31,
     1995.........................................................................       F-11
Notes to Unaudited Pro Forma Financial Statements.................................       F-13

DSP CONSOLIDATED FINANCIAL STATEMENTS:
  Report of Independent Public Accountants........................................       F-18
  Consolidated Balance Sheets as of September 30, 1994 and 1995 and
    June 30, 1995 (unaudited).....................................................       F-19
  Consolidated Statements of Operations for the Years Ended September 30, 1994
    and 1995, and for the Nine Months Ended June 30, 1994 and 1995 (unaudited)....       F-20
  Consolidated Statements of Stockholders' Investment for the Years Ended
    September 30, 1994 and 1995, and for the Nine Months Ended June 30, 1994
    and 1995 (unaudited)..........................................................       F-21
  Consolidated Statements of Cash Flows for the Years Ended September 30, 1994
    and 1995, and for the Nine Months Ended June 30, 1994 and 1995 (unaudited)....       F-22
  Notes to Consolidated Financial Statements......................................       F-23

NEOZYME II FINANCIAL STATEMENTS:
  Report of Independent Accountants...............................................       F-35
  Statements of Operations for the Years Ended December 31, 1993, 1994 and 1995
    and Cumulative from March 2, 1992 (date of inception) through December
    31, 1995......................................................................       F-36
  Balance Sheets as of December 31, 1994 and 1995.................................       F-37
  Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and 1995
    and Cumulative from March 2, 1992 (date of inception) through December
    31, 1995......................................................................       F-38
  Statement of Stockholders' Equity for the Years Ended December 31, 1992, 1993,
    1994 and 1995.................................................................       F-39
  Notes to Financial Statements...................................................       F-40
  Unaudited Statements of Operations for the Three and Six Months Ending
    June 30, 1995 and 1996 and Cumulative from March 2, 1992 (date of inception)
    through June 30, 1996.........................................................       F-43
  Balance Sheets as of December 31, 1995 and June 30, 1996 (unaudited)............       F-44
  Unaudited Statements of Cash Flows for the Six Months Ended June 30, 1995 and
    1996 and Cumulative from March 2, 1992 (date of inception) through June
    30, 1996......................................................................       F-45
  Notes to Unaudited Condensed Financial Statements...............................       F-46


                                                                Exhibit 99.1
                                                                ------------



                      GENZYME CORPORATION AND SUBSIDIARIES

               UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION:

     These unaudited condensed pro forma financial statements and the related notes are presented to give effect to the Genetrix Acquisition using shares of General Division Stock (as described in Note 3), the DSP Acquisition (as described in Note 4) and the Neozyme II Acquisition (as described in Note 5). Pro forma condensed statements of operations have been presented for both Genzyme and the General Division assuming that the Acquisitions each occurred as of January 1, 1995, using the purchase accounting method. Pro forma balance sheets have been presented for both Genzyme and the General Division assuming that the DSP Acquisition and the Neozyme II Acquisition occurred as of June 30, 1996. The historical Genzyme Corporation and Genzyme General Division results included in the pro forma balance sheets reflect the effect of the Genetrix Acquisition which was completed on May 1, 1996. To distinguish the effect of each transaction, the pro forma statements of operations include subtotal columns which give effect to the Genetrix Acquisition, after certain pro forma adjustments, and the DSP Acquisition, after certain pro forma adjustments, before consideration of the Neozyme II Acquisition. The pro forma balance sheets include a subtotal column which reflects the effect of the DSP Acquisition, after certain pro forma adjustments, before giving effect to the Neozyme II Acquisition and the pro forma adjustments related thereto. The notes to the unaudited pro forma financial statements are defined as related either to the Genetrix Acquisition, the DSP Acquisition or the Neozyme II Acquisition.

     Year end for Genzyme, Genetrix and Neozyme II is December 31, while year end for DSP prior to the acquisition by Genzyme was September 30. The pro forma financial statements for the year ended December 31, 1995 included herein are based on the historical income statements of Genzyme, Genetrix, and Neozyme II for the year ended December 31, 1995 and the historical income statement for DSP for the year ended September 30, 1995. Revenues and operating costs and expenses for DSP for the three months ended December 31, 1995 were $22,001,000 and $18,260,000, respectively.

                     GENZYME CORPORATION AND SUBSIDIARIES


                                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                                           JUNE 30, 1996
                                                       (AMOUNTS IN THOUSANDS)

ASSETS

                                                                           PRO
                                                                          FORMA                                           PRO
                            HISTORICAL                  PRO      FOOT-   GENZYME                     PRO      FOOT-      FORMA
                             GENZYME     HISTORICAL    FORMA     NOTE     CORP.      HISTORICAL     FORMA      NOTE     GENZYME
                              CORP.         DSP        ADJS.     REF.     & DSP      NEOZYME II     ADJS.      REF.      CORP.
                            ----------   ----------   --------   ----   ----------   ----------   ---------   ------   ----------
Current assets:
Cash and cash
  equivalents.............  $  119,331    $  1,703    $(50,950)  (C)    $   70,084    $  8,636    $      --            $   78,720
Short-term investments....     163,063          --          --             163,063       5,178     (108,206)  (K)          60,035
Accounts receivable, less
  allowance for doubtful
  accounts................      97,935      14,977                         112,912          --           --               112,912
Inventories...............      64,363      24,240       5,668   (D)        94,271          --           --                94,271
Prepaid expenses and other
  current assets..........      13,433         681          --              14,114         527         (556)  (I)          14,085
Deferred tax
  assets -- current.......       7,729          --                           7,729          --           --                 7,729
                            ----------    --------    --------          ----------    --------    ---------            ----------
  Total current assets....     465,854      41,601     (45,282)            462,173      14,341     (108,762)              367,752
Property, plant and
  equipment, net..........     365,341      17,475          --             382,816          --           --               382,816
Other Assets:
Long-term investments.....      52,141          --          --              52,141          --           --                52,141
Notes
  receivable -- related
  party...................       1,467          --          --               1,467          --           --                 1,467
Intangibles, net of
  accumulated
  amortization............      64,049      49,176     145,937   (E)       259,162          --           --               259,162
Deferred tax
  assets -- noncurrent....      27,487       2,874     (10,977)  (E)        19,384          --           --                19,384
Other noncurrent assets...      29,990         152          --              30,142          --         (100)  (I)          30,042
                            ----------    --------    --------          ----------    --------    ---------            ----------
Total other assets........     175,134      52,202     134,960             362,296          --         (100)              362,196
                            ----------    --------    --------          ----------    --------    ---------            ----------
  Total assets............  $1,006,329    $111,278    $ 89,678          $1,207,285    $ 14,341    $(108,862)           $1,112,764
                            ==========    ========    ========          ==========    ========    =========            ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable..........  $   13,436    $  4,434    $     --          $   17,870    $     --    $      --            $   17,870
Accrued expenses..........      49,065      20,298          --              69,363         158          971   (I, K)       70,492
Income taxes payable......       8,828          --          --               8,828          --                              8,828
Deferred revenue..........       3,273          --          --               3,273          --         (527)  (I)           2,746
Short-term borrowings.....      15,000          --     200,000   (G)       215,000          --           --   (K)         215,000
Current portion of
  long-term debt and
  capital lease
  obligations.............       2,761       9,418      (9,024)  (A)         3,155          --           --                 3,155
                            ----------    --------    --------          ----------    --------    ---------            ----------
  Total current
    liabilities...........      92,363      34,150     190,976             317,489         158          444               318,091
Noncurrent liabilities:
Long-term debt and capital
  lease obligations.......      24,242      45,726     (45,726)  (A)        24,242          --           --                24,242
Note payable to Genzyme...          --          --          --                  --         100         (100)  (I)              --
Other noncurrent
  liabilities.............       8,679          --          --               8,679          --           --                 8,679
                            ----------    --------    --------          ----------    --------    ---------            ----------
                                32,921      45,726     (45,726)             32,921         100         (100)               32,921
Stockholders' Equity:
General Division Stock,
  $.01 par value..........         347          --                             347          --           --                   347
TR Stock, $.01 par
  value...................         124          --                             124          --           --                   124
Treasury Stock, at cost...        (881)         --                            (881)         --           --                  (881)
Neozyme II callable common
  stock...................                                                      --       2,415       (2,415)  (J)              --
DSP common stock..........          --           5          (5)  (B)            --          --           --                    --
Additional paid-in
  capital.................     879,513      58,037     (45,947)  (B)
                                    --          --     (12,090)  (F)       879,513      75,620      (75,620)  (J)
                                    --          --          --                  --          --          469   (K)          879,982
Accumulated earnings
  (deficit)...............       2,918     (26,371)     26,371   (B)
                                                       (24,170)  (H)       (21,252)    (63,918)      63,918   (J)
                                                                                                   (109,675)  (K)
                                                                                                     14,117   (K)        (116,810)
Other equity
  adjustments.............        (976)       (269)        269   (B)          (976)        (34)          --                (1,010)
                            ----------    --------    --------          ----------    --------    ---------            ----------
  Total stockholders'
    equity................     881,045      31,402     (55,572)            856,875      14,083     (109,206)              761,752
                            ----------    --------    --------          ----------    --------    ---------            ----------
Total liabilities and
  stockholders' equity....  $1,006,329    $111,278    $ 89,678          $1,207,285    $ 14,341    $(108,862)           $1,112,764
                            ==========    ========    ========          ==========    ========    =========            ==========

             See notes to unaudited pro forma financial statements.

                     GENZYME CORPORATION AND SUBSIDIARIES

                                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                               FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                                       PRO
                                                                                      FORMA
                                          HISTORICAL   HISTORICAL    PRO    FOOT-    GENZYME                   PRO     FOOT-
                                           GENZYME     GENETRIX,    FORMA   NOTE    CORP. AND   HISTORICAL    FORMA    NOTE
                                            CORP.         INC.      ADJS.   REF.    GENETRIX       DSP        ADJS.    REF.
                                          ----------   ----------   -----   -----   ---------   ----------   -------   -----
Net revenues............................   $229,132      $7,239     $  --           $236,371     $ 54,138    $    --
Operating costs and expenses:
  Cost of products sold.................     62,488          --        --             62,488       26,138         --
  Cost of services sold.................     25,533       5,631        --             31,164           --         --
  Selling, general and administrative
    expenses............................     76,033       1,634       (33)  [M]       77,634       18,189       (725)  [Q]
  Research and development expenses.....     36,255          --        --             36,255        1,365         --
  Amortization of intangibles...........      2,536         187       770   [L]        3,493        3,532      1,941   [P]
  Charge for junior stock options.......         --          --        --                 --       12,090    (12,090)  [S]
  Other expenses........................      1,465          --                        1,465          546         --
                                           --------      ------     -----           --------     --------    -------
Total operating expenses................    204,310       7,452       737            212,499       61,860    (10,874)
                                           --------      ------     -----           --------     --------    -------
Operating income........................     24,822        (213)     (737)            23,872       (7,722)    10,874
Other income and (expenses):
  Investment income.....................      9,103          --        --              9,103           --         --
  Interest expense......................       (395)       (115)       59   [N]         (451)      (3,039)    (3,121)  [R]
  Other.................................       (347)        (43)       --               (390)        (894)        --
                                           --------      ------     -----           --------     --------    -------
                                              8,361        (158)       59              8,262       (3,933)    (3,121)
                                           --------      ------     -----           --------     --------    -------
Income before income taxes..............     33,183        (371)     (678)            32,134      (11,655)     7,753
Provision for income taxes..............    (13,107)         --       119   [O]      (12,988)          96     (1,018)  [T]
                                           --------      ------     -----           --------     --------    -------
Net income..............................   $ 20,076      $ (371)    $(559)          $ 19,146     $(11,559)   $ 6,735
                                           ========      ======     =====           ========     ========    =======
Attributable to the General Division:
  Net income............................   $ 31,516                                 $ 30,586
    Tax benefit allocated from Tissue
      Repair Division...................      7,802                                    7,802
                                           --------                                 --------
Net income attributable to General
  Division Stock........................   $ 39,318                                 $ 38,388
                                           ========                                 ========



                                            PRO
                                           FORMA
                                          GENZYME                                      PRO
                                           CORP.,                   PRO      FOOT-    FORMA
                                          GENETRIX   HISTORICAL    FORMA     NOTE    GENZYME
                                          AND DSP    NEOZYME II    ADJS.     REF.     CORP.
                                          --------   ----------   --------   -----   --------
Net revenues............................  $290,509    $     --    $(10,631)   [U]    $279,878
Operating costs and expenses:
  Cost of products sold.................    88,626          --          --             88,626
  Cost of services sold.................    31,164          --          --             31,164
  Selling, general and administrative
    expenses............................    95,098         162         (38)   [U]      95,222
  Research and development expenses.....    37,620      10,596     (10,596)   [U]      37,620
  Amortization of intangibles...........     8,966          --          --              8,966
  Charge for junior stock options.......        --          --          --                 --
  Other expenses........................     2,011          --          --              2,011
                                          --------    --------    --------           --------
Total operating expenses................   263,485      10,758     (10,634)           263,609
                                          --------    --------    --------           --------
Operating income........................    27,024     (10,758)          3             16,269
Other income and (expenses):
  Investment income.....................     9,103         453      (2,705)  [U,V]      6,851
  Interest expense......................    (6,611)         --          --             (6,611)
  Other.................................    (1,284)         --          --             (1,284)
                                          --------    --------    --------           --------
                                             1,208         453      (2,705)            (1,044)
                                          --------    --------    --------           --------
Income before income taxes..............    28,232     (10,305)     (2,702)            15,225
Provision for income taxes..............   (13,910)         --       5,528    [W]      (8,382)
                                          --------    --------    --------           --------
Net income..............................  $ 14,322    $(10,305)   $  2,826           $  6,843
                                          ========    ========    ========           ========
Attributable to the General Division:
  Net income............................  $ 25,762                                   $ 18,283
    Tax benefit allocated from Tissue
      Repair Division...................     7,802                                      7,802
                                          --------                                   --------
Net income attributable to General
  Division Stock........................  $ 33,564                                   $ 26,085
                                          ========                                   ========

             See notes to unaudited pro forma financial statements.

                      GENZYME CORPORATION AND SUBSIDIARIES


                                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                                                     OPERATIONS -- (CONTINUED)

                                                FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                                                                          PRO
                                                                                         FORMA
                                             HISTORICAL   HISTORICAL    PRO    FOOT-    GENZYME                  PRO    FOOT-
                                              GENZYME     GENETRIX,    FORMA   NOTE    CORP. AND   HISTORICAL   FORMA   NOTE
                                               CORP.         INC.      ADJS.   REF.    GENETRIX       DSP       ADJS.   REF.
                                             ----------   ----------   -----   -----   ---------   ----------   -----   -----
Income per General Division common
  and common equivalent share..............   $   0.54                                 $   0.52
                                              ========                                 ========
Pro forma weighted average shares
  outstanding..............................     72,880                  920              73,800
                                              ========                  ===            ========
Income per General Division common and
  common equivalent share assuming full
  dilution.................................   $   0.53                                 $   0.51
                                              ========                                 ========
Pro forma fully diluted weighted average
  shares outstanding.......................     74,300                  920              75,220
                                              ========                  ===            ========
Attributable to the Tissue Repair Division:
  Net loss.................................   $(19,242)                                $(19,242)
                                              ========                                 ========
  Loss per Tissue Repair Division common
    share..................................   $  (1.55)                                $  (1.55)
                                              ========                                 ========
  Historical weighted average shares
    outstanding............................     12,411                                   12,411
                                              ========                                 ========



                                               PRO
                                              FORMA
                                             GENZYME                                   PRO
                                              CORP.,                  PRO    FOOT-    FORMA
                                             GENETRIX   HISTORICAL   FORMA   NOTE    GENZYME
                                             AND DSP    NEOZYME II   ADJS.   REF.     CORP.
                                             --------   ----------   -----   -----   --------
Income per General Division common
  and common equivalent share..............  $   0.45                                $   0.35
                                             ========                                ========
Pro forma weighted average shares
  outstanding..............................    73,800                                  73,800
                                             ========                                ========
Income per General Division common and
  common equivalent share assuming full
  dilution.................................  $   0.45                                $   0.35
                                             ========                                ========
Pro forma fully diluted weighted average
  shares outstanding.......................    75,220                                  75,220
                                             ========                                ========
Attributable to the Tissue Repair Division:
  Net loss.................................  $(19,242)                               $(19,242)
                                             ========                                ========
  Loss per Tissue Repair Division common
    share..................................  $  (1.55)                               $  (1.55)
                                             ========                                ========
  Historical weighted average shares
    outstanding............................    12,411                                  12,411
                                             ========                                ========

             See notes to unaudited pro forma financial statements.

                     GENZYME CORPORATION AND SUBSIDIARIES

                                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                        (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                                       PRO
                                                                                      FORMA
                                        HISTORICAL   HISTORICAL     PRO     FOOT-    GENZYME                   PRO      FOOT-
                                         GENZYME     GENETRIX,     FORMA    NOTE    CORP. AND   HISTORICAL    FORMA     NOTE
                                          CORP.         INC.       ADJS.    REF.    GENETRIX       DSP        ADJS.     REF.
                                        ----------   ----------   -------   -----   ---------   ----------   --------   -----
Net revenues..........................   $383,783     $ 22,006    $    --           $405,789     $ 95,259    $     --
Operating costs and expenses:
  Cost of products sold...............    113,964           --         --            113,964       48,191       5,668    (S)
  Cost of services sold...............     35,868       11,328         --             47,196           --          --
  Selling, general and administrative
    expenses..........................    110,417       10,289       (100)   (M)     120,606       28,984      (1,450)   (Q)
  Research and development expenses...     68,845           --         --             68,845        1,971          --
  Amortization of intangibles.........      4,677          534      2,310    (L)       7,521        2,750       3,881    (P)
  Other expenses......................     14,216           --         --             14,216        3,585
                                         --------     --------    -------           --------     --------    --------
Total operating expenses..............    347,987       22,151      2,210            372,348       85,481       8,099
                                         --------     --------    -------           --------     --------    --------
Operating income......................     35,796         (145)    (2,210)            33,441        9,778      (8,099)
Other income and (expenses):
  Investment income...................      8,814           25         --              8,839           --          --
  Interest expense....................     (1,109)        (260)       178    (N)      (1,191)      (6,937)     (5,383)   (R)
  Other...............................       (202)          --         --               (202)      (1,354)         --
                                         --------     --------    -------           --------     --------    --------
                                            7,503         (235)       178              7,446       (8,291)     (5,383)
                                         --------     --------    -------           --------     --------    --------
Income before income taxes............     43,299         (380)    (2,032)            40,887        1,487     (13,482)
Provision for income taxes............    (21,649)          --         43    (O)     (21,606)        (172)      1,672    (T)
                                         --------     --------    -------           --------     --------    --------
Net income............................   $ 21,650     $   (380)   $(1,989)          $ 19,281     $  1,315    $(11,810)
                                         ========     ========    =======           ========     ========    ========
Applicable to the General Division:
  Net income..........................   $ 34,823                                   $ 32,454
    Tax benefit allocated from Tissue
      Repair Division.................      8,857                                      8,857
                                         --------                                   --------
Net income attributable to General
  Division Stock......................   $ 43,680                                   $ 41,311
                                         ========                                   ========



                                          PRO
                                         FORMA
                                        GENZYME                                      PRO
                                         CORP.                    PRO      FOOT-    FORMA
                                        GENETRIX,  HISTORICAL    FORMA     NOTE    GENZYME
                                         & DSP     NEOZYME II    ADJS.     REF.     CORP.
                                        --------   ----------   --------   -----   --------
Net revenues..........................  $501,048    $     --    $(24,198)   [U]    $476,850
Operating costs and expenses:
  Cost of products sold...............   167,823          --          --            167,823
  Cost of services sold...............    47,196          --          --             47,196
  Selling, general and administrative
    expenses..........................   148,140         327         (77)   [U]     148,390
  Research and development expenses...    70,816      24,128     (24,128)   [U]      70,816
  Amortization of intangibles.........    14,152          --          --             14,152
  Other expenses......................    17,801          --          --             17,801
                                        --------    --------    --------           --------
Total operating expenses..............   465,928      24,455     (24,205)           466,178
                                        --------    --------    --------           --------
Operating income......................    35,120     (24,455)          7             10,672
Other income and (expenses):
  Investment income...................     8,839       1,497      (5,410)  [U,V]      4,926
  Interest expense....................   (13,511)         --          --            (13,511)
  Other...............................    (1,556)         --          --             (1,556)
                                        --------    --------    --------           --------
                                          (6,228)      1,497      (5,410)           (10,141)
                                        --------    --------    --------           --------
Income before income taxes............    28,892     (22,958)     (5,403)               531
Provision for income taxes............   (20,106)         --      12,053    [W]      (8,053)
                                        --------    --------    --------           --------
Net income............................  $  8,786    $(22,958)   $  6,650           $ (7,522)
                                        ========    ========    ========           ========
Applicable to the General Division:
  Net income..........................  $ 21,959                                   $  5,651
    Tax benefit allocated from Tissue
      Repair Division.................     8,857                                      8,857
                                        --------                                   --------
Net income attributable to General
  Division Stock......................  $ 30,816                                   $ 14,508
                                        ========                                   ========

             See notes to unaudited pro forma financial statements.

                      GENZYME CORPORATION AND SUBSIDIARIES


                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS --
                                                              (CONTINUED)

                                                  FOR THE YEAR ENDED DECEMBER 31, 1995
                                         (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                                                                           PRO
                                                                                          FORMA
                                             HISTORICAL   HISTORICAL    PRO     FOOT-    GENZYME                  PRO     FOOT-
                                              GENZYME     GENETRIX,    FORMA    NOTE    CORP. AND   HISTORICAL   FORMA    NOTE
                                               CORP.         INC.      ADJS.    REF.    GENETRIX       DSP       ADJS.    REF.
                                             ----------   ----------   ------   -----   ---------   ----------   ------   -----
Income per General Division common
  and common equivalent share..............   $   0.73                                  $   0.67
                                              --------                                  --------
Pro forma weighted average shares
  outstanding..............................     60,185                 1,380              61,565
                                              ========                 =====            ========
Income per General Division common and
  common equivalent share assuming full
  dilution.................................   $   0.66                                  $   0.61
                                              ========                                  ========
Pro forma fully diluted weighted average
  shares outstanding.......................     66,621                 1,380              68,001
                                              ========                 =====            ========
Applicable to the Tissue Repair Division:
  Net loss.................................   $(22,030)                                 $(22,030)
                                              ========                                  ========
  Loss per Tissue Repair Division common
    share..................................   $  (2.28)                                 $  (2.28)
                                              ========                                  ========
  Historical weighted average shares
    outstanding............................      9,659                                     9,659
                                              ========                                  ========




                                               PRO
                                              FORMA
                                             GENZYME                                    PRO
                                              CORP.                   PRO     FOOT-    FORMA
                                             GENETRIX   HISTORICAL   FORMA    NOTE    GENZYME
                                              & DSP     NEOZYME II   ADJS.    REF.     CORP.
                                             --------   ----------   ------   -----   --------
Income per General Division common
  and common equivalent share..............  $   0.50                                 $   0.24
                                             --------                                 --------
Pro forma weighted average shares
  outstanding..............................    61,565                                   61,565
                                             ========                                 ========
Income per General Division common and
  common equivalent share assuming full
  dilution.................................  $   0.45                                 $   0.21
                                             ========                                 ========
Pro forma fully diluted weighted average
  shares outstanding.......................    68,001                                   68,001
                                             ========                                 ========
Applicable to the Tissue Repair Division:
  Net loss.................................  $(22,030)                                $(22,030)
                                             ========                                 ========
  Loss per Tissue Repair Division common
    share..................................  $  (2.28)                                $ (2.28)
                                             ========                                 ========
  Historical weighted average shares
    outstanding............................     9,659                                    9,659
                                             ========                                 ========

             See notes to unaudited pro forma financial statements.

                   GENZYME GENERAL DIVISION AND SUBSIDIARIES


             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                                 JUNE 30, 1996
                             (AMOUNTS IN THOUSANDS)


ASSETS
                                                                            PRO
                                                                           FORMA                                          PRO
                            HISTORICAL                                    GENZYME                                        FORMA
                             GENZYME                    PRO      FOOT-    GENERAL                     PRO      FOOT-    GENZYME
                             GENERAL     HISTORICAL    FORMA     NOTE     DIVISION    HISTORICAL     FORMA     NOTE     GENERAL
                             DIVISION       DSP        ADJS.     REF.     AND DSP     NEOZYME II     ADJS.     REF.     DIVISION
                            ----------   ----------   --------   -----   ----------   ----------   ---------   -----   ----------
Current Assets:
  Cash and cash
     equivalents..........    $ 85,354     $  1,703   $(50,950)  [Z]     $   36,107     $ 8,636    $                   $   44,743
  Short-term
     investments..........     161,060           --         --              161,060       5,178     (108,206)  [AH]        58,032
  Accounts receivable,
     less allowance for
     doubtful accounts....      96,719       14,977                         111,696          --           --              111,696
  Inventories.............      62,989       24,240      5,668   [AA]        92,897          --           --               92,897
  Prepaid expenses and
     other current
      assets...............     13,002          681         --               13,683         527         (556)  [AF]        13,654
  Due from Tissue Repair
     Division.............       2,308           --         --                2,308          --           --                2,308
  Deferred tax
     assets -- current....       7,729           --         --                7,729          --           --                7,729
                              --------     --------   --------           ----------     --------   ---------           ----------
          Total current
            assets........     429,161       41,601    (45,282)             425,480      14,341     (108,762)             331,059
Property, plant &
  equipment, net..........     344,658       17,475         --              362,133          --           --              362,133
Other Assets:
  Long-term investments...      52,141           --         --               52,141          --           --               52,141
  Notes
     receivable -- related
     party................       1,467           --         --                1,467          --           --                1,467
  Intangibles, net of
     accumulated
     amortization.........      64,049       49,176    145,937   [AB]       259,162          --           --              259,162
  Deferred tax
   assets -- noncurrent...      27,487        2,874    (10,977)  [AB]        19,384          --           --               19,384
  Other noncurrent
     assets...............      29,878          152         --               30,030          --         (100)  [AF]        29,930
                              --------     --------   --------           ----------     -------    ---------           ----------
          Total other
            assets........     175,022       52,202    134,960              362,184          --         (100)             362,084
                              --------     --------   --------           ----------     -------    ---------           ----------
          Total assets....    $948,841     $111,278   $ 89,678           $1,149,797     $14,341    $(108,862)          $1,055,276
                              ========     ========   ========           ==========     =======    =========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable........    $ 12,063     $  4,434   $     --           $   16,497          --           --           $   16,497
  Accrued expenses........      46,847       20,298                          67,145         158          971   [AF, AH]    68,274
  Income taxes payable....       8,828           --         --                8,828          --                             8,828
  Deferred revenue........       3,273           --         --                3,273          --         (527)  [AF]         2,746
  Short-term borrowings...          --           --    200,000   [AD]       200,000          --           --   [AH]       200,000
  Current portion of
     long-term debt and
     capital lease
     obligations..........       2,724        9,418     (9,024)  [X]          3,118          --           --                3,118
                              --------     --------   --------           ----------    --------    ---------           ----------
          Total current
            liabilities...      73,735       34,150    190,976              298,861         158          444              299,463
Noncurrent Liabilities:
  Long-term debt and
     capital lease
     obligations..........      24,242       45,726    (45,726)  [X]         24,242          --           --               24,242
  Note Payable to
     Genzyme..............          --           --         --                   --         100         (100)  [AF]            --
Other noncurrent
  liabilities.............       7,928           --         --                7,928          --           --                7,928
                              --------     --------   --------           ----------    --------    ---------           ----------
                                32,170       45,726    (45,726)              32,170         100         (100)              32,170
Division Equity:
  Division equity.........     842,936         (269)       269   [Y]
                                    --                 (24,170)  [AE]       818,766         (34)    (109,675)  [AH]
                                    --           --         --                   --          --       14,117   [AH]
                                    --           --         --                   --          --          469   [AH]       723,643
  DSP common
     stock................          --            5         (5)  [Y]             --          --           --                   --
  Neozyme II, callable
     common stock.........          --           --         --                   --       2,415       (2,415)  [AG]            --
  Additional paid-in
     capital..............          --       58,037    (45,947)  [Y]
                                                       (12,090)  [AC]            --      75,620      (75,620)  [AG]            --
  Accumulated deficit.....          --      (26,371)    26,371   [Y]             --     (63,918)      63,918   [AG]            --
                              --------     --------   --------           ----------    --------    ---------           ----------
          Total division
            equity........     842,936       31,402    (55,572)             818,766      14,083     (109,206)             723,643
                              --------     --------   --------           ----------    --------    ---------           ----------
Total liabilities and
  division equity.........    $948,841     $111,278   $ 89,678           $1,149,797    $ 14,341    $(108,862)          $1,055,276
                              ========     ========   ========           ==========    ========    =========           ==========

             See notes to unaudited pro forma financial statements.

                   GENZYME GENERAL DIVISION AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                                      PRO
                                                                                     FORMA
                                                                                    GENZYME
                                        HISTORICAL                                  GENERAL
                                         GENZYME     HISTORICAL     PRO     FOOT-   DIVISION                   PRO      FOOT-
                                         GENERAL     GENETRIX,     FORMA    NOTE      AND       HISTORICAL    FORMA     NOTE
                                         DIVISION       INC.       ADJS.    REF.    GENETRIX       DSP        ADJS.     REF.
                                        ----------   ----------   -------   -----   ---------   ----------   --------   -----
Net revenues..........................   $225,771       $7,239      $  --           $233,010      $54,138    $     --
Operating costs and expenses:
  Cost of products sold...............     62,488           --         --             62,488       26,138          --
  Cost of services sold...............     19,651        5,631         --             25,282           --          --
  Selling, general and administrative
    expenses..........................     63,057        1,634        (33)  [AJ]      64,658       18,189        (725)  [AN]
  Research and development expenses...     31,551           --         --             31,551        1,365          --
  Amortization of intangibles.........      2,536          187        770   [AI]       3,493        3,532       1,941   [AM]
  Charge for junior stock options.....         --           --         --                 --       12,090     (12,090)  [AP]
  Other expenses......................      1,465           --         --              1,465          546          --
                                         --------       ------      -----           --------     --------    --------
Total operating expenses..............    180,748        7,452        737            188,937       61,860     (10,874)
                                         --------       ------      -----           --------     --------    --------
Operating income......................     45,023         (213)      (737)            44,073       (7,722)     10,874
Other income and (expenses):
  Investment income...................      8,144           --         --              8,144           --          --
  Interest expense....................       (395)        (115)        59   [AK]        (451)      (3,039)     (3,121)  [AO]
  Other...............................       (347)         (43)        --               (390)        (894)         --
                                         --------       ------      -----           --------     --------    --------
                                            7,402         (158)        59              7,303       (3,933)     (3,121)
                                         --------       ------      -----           --------     --------    --------
Income before income taxes............     52,425         (371)      (678)            51,376      (11,655)      7,753
Provision for income taxes............    (20,909)          --        119   [AL]     (20,790)          96      (1,018)  [AQ]
                                         --------       ------      -----           --------     --------    --------
Net income (loss).....................     31,516         (371)      (559)            30,586      (11,559)      6,735
Tax benefit allocated from Tissue
  Repair Division.....................      7,802           --         --              7,802           --          --
                                         --------       ------      -----           --------     --------    --------
Net income attributable to General
  Division Stock......................   $ 39,318       $ (371)     $(559)          $ 38,388     $(11,559)   $  6,735
                                         ========       ======      =====           ========     ========    ========



                                          PRO
                                         FORMA
                                        GENZYME                                      PRO
                                        GENERAL                                     FORMA
                                        DIVISION,                 PRO      FOOT-   GENZYME
                                        GENETRIX   HISTORICAL    FORMA     NOTE    GENERAL
                                        AND DSP    NEOZYME II    ADJS.     REF.    DIVISION
                                        --------   ----------   --------   -----   --------
Net revenues..........................  $287,148    $     --    $(10,631)  [AR]   $276,517
Operating costs and expenses:
  Cost of products sold...............    88,626          --          --            88,626
  Cost of services sold...............    25,282          --          --            25,282
  Selling, general and administrative
    expenses..........................    82,122         162         (38)  [AR]     82,246
  Research and development expenses...    32,916      10,596     (10,596)  [AR]     32,916
  Amortization of intangibles.........     8,966          --          --             8,966
  Charge for junior stock options.....        --          --          --                --
  Other expenses......................     2,011          --          --             2,011
                                        --------    --------    --------          --------
Total operating expenses..............   239,923      10,758     (10,634)          240,047
                                        --------    --------    --------          --------
Operating income......................    47,225     (10,758)          3            36,470
Other income and (expenses):
  Investment income...................     8,144         453      (2,705)  [AT]      5,892
  Interest expense....................    (6,611)         --          --            (6,611)
  Other...............................    (1,284)         --          --            (1,284)
                                        --------    --------    --------          --------
                                             249         453      (2,705)           (2,003)
                                        --------    --------    --------          --------
Income before income taxes............    47,474     (10,305)     (2,702)           34,467
Provision for income taxes............   (21,712)         --       5,528   [AS]    (16,184)
                                        --------    --------    --------          --------
Net income (loss).....................    25,762     (10,305)      2,826            18,283
Tax benefit allocated from Tissue
  Repair Division.....................     7,802          --          --             7,802
                                        --------    --------    --------          --------
Net income attributable to General
  Division Stock......................  $ 33,564    $(10,305)   $  2,826          $ 26,085
                                        ========    ========    ========          ========

             See notes to unaudited pro forma financial statements.

                   GENZYME GENERAL DIVISION AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS --
                                  (CONTINUED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                                       PRO
                                                                                      FORMA
                                                                                     GENZYME
                                          HISTORICAL                                 GENERAL
                                           GENZYME     HISTORICAL    PRO    FOOT-   DIVISION                   PRO     FOOT-
                                           GENERAL     GENETRIX,    FORMA   NOTE       AND      HISTORICAL    FORMA    NOTE
                                           DIVISION       INC.      ADJS.   REF.    GENETRIX       DSP        ADJS.    REF.
                                          ----------   ----------   -----   -----   ---------   ----------   -------   -----
Income per General Division
  common and common equivalent share....    $  0.54                                  $  0.52
                                            =======                                  =======
Pro forma weighted average shares
  outstanding...........................     72,880                  920              73,800
                                            =======                  ===             =======
Income per General Division common and
  common equivalent share assuming full
  dilution..............................    $  0.53                                  $  0.51
                                            =======                                  =======
Pro forma fully diluted weighted average
  shares outstanding....................     74,300                  920              75,220
                                            =======                  ===             =======



                                            PRO
                                           FORMA
                                          GENZYME                                      PRO
                                          GENERAL                                     FORMA
                                          DIVISION,                 PRO      FOOT-   GENZYME
                                          GENETRIX   HISTORICAL    FORMA     NOTE    GENERAL
                                          AND DSP    NEOZYME II    ADJS.     REF.    DIVISION
                                          --------   ----------   --------   -----   --------
Income per General Division
  common and common equivalent share....   $  0.45                                   $  0.35
                                           =======                                   =======
Pro forma weighted average shares
  outstanding...........................    73,800                                    73,800
                                           =======                                   =======
Income per General Division common and
  common equivalent share assuming full
  dilution..............................   $  0.45                                   $  0.35
                                           =======                                   =======
Pro forma fully diluted weighted average
  shares outstanding....................    75,220                                    75,220
                                           =======                                   =======

             See notes to unaudited pro forma financial statements.

                   GENZYME GENERAL DIVISION AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                                      PRO
                                                                                     FORMA
                                                                                    GENZYME
                                        HISTORICAL                                  GENERAL
                                         GENZYME     HISTORICAL     PRO     FOOT-   DIVISION                  PRO      FOOT-
                                         GENERAL     GENETRIX,     FORMA    NOTE      AND      HISTORICAL    FORMA     NOTE
                                         DIVISION       INC.       ADJS.    REF.    GENETRIX      DSP        ADJS.     REF.
                                        ----------   ----------   -------   -----   --------   ----------   --------   -----
Net revenues..........................   $378,563      $22,006    $    --           $400,569     $95,259    $     --
Operating costs and expenses:
  Cost of products sold...............    113,964           --         --            113,964      48,191       5,668   [AP]
  Cost of services sold...............     31,137       11,328         --             42,465          --          --
  Selling, general and administrative
    expenses..........................     97,490       10,289       (100)  [AJ]     107,679      28,984      (1,450)  [AN]
  Research and development expenses...     57,907           --         --             57,907       1,971          --
  Amortization of intangibles.........      4,677          534      2,310   [AI]       7,521       2,750       3,881   [AM]
  Other expenses......................     14,216           --         --             14,216       3,585
                                         --------      -------    -------           --------     -------    --------
Total operating expenses..............    319,391       22,151      2,210            343,752      85,481       8,099
                                         --------      -------    -------           --------     -------    --------
Operating income......................     59,172         (145)    (2,210)            56,817       9,778      (8,099)
Other income and (expenses):
  Investment income...................      7,428           25         --              7,453          --          --
  Interest expense....................     (1,069)        (260)       178   [AK]      (1,151)     (6,937)     (5,383)  [AO]
  Other...............................       (202)          --         --               (202)     (1,354)         --
                                         --------      -------    -------           --------     -------    --------
                                            6,157         (235)       178              6,100      (8,291)     (5,383)
                                         --------      -------    -------           --------     -------    --------
Income before income taxes............     65,329         (380)    (2,032)            62,917       1,487     (13,482)
Provision for income taxes............    (30,506)          --         43   [AL]     (30,463)       (172)      1,672   [AQ]
                                         --------      -------    -------           --------     -------    --------
Net income............................     34,823      $  (380)   $(1,989)            32,454     $ 1,315    $(11,810)
                                                       =======    =======                        =======    ========
Tax benefit allocated from Tissue
  Repair Division.....................      8,857                                      8,857
                                         --------                                   --------
Net income attributable to General
  Division Stock......................   $ 43,680                                   $ 41,311
                                         ========                                   ========



                                          PRO
                                         FORMA
                                        GENZYME                                      PRO
                                        GENERAL                                     FORMA
                                        DIVISION,                 PRO      FOOT-   GENZYME
                                        GENETRIX   HISTORICAL    FORMA     NOTE    GENERAL
                                        AND DSP    NEOZYME II    ADJS.     REF.    DIVISION
                                        --------   ----------   --------   -----   --------
Net revenues.......................... $495,828    $      --    $(24,198)  [AR]    $471,630
Operating costs and expenses:
  Cost of products sold...............  167,823           --          --            167,823
  Cost of services sold...............   42,465           --          --             42,465
  Selling, general and administrative
    expenses..........................  135,213          327         (77)  [AR]     135,463
  Research and development expenses...   59,878       24,128     (24,128)  [AR]      59,878
  Amortization of intangibles.........   14,152           --          --             14,152
  Other expenses......................   17,801           --          --             17,801
                                       --------     --------    --------           --------
Total operating expenses..............  437,332       24,455     (24,205)           437,582
                                       --------     --------    --------           --------
Operating income......................   58,496      (24,455)          7             34,048
Other income and (expenses):
  Investment income...................    7,453        1,497      (5,410)  [AT]       3,540
  Interest expense....................  (13,471)          --          --            (13,471)
  Other...............................   (1,556)          --          --             (1,556)
                                       --------     --------    --------           --------
                                         (7,574)       1,497      (5,410)           (11,487)
                                       --------     --------    --------           --------
Income before income taxes............   50,922      (22,958)     (5,403)            22,561
Provision for income taxes............  (28,963)          --      12,053   [AS]     (16,910)
                                       --------     --------    --------           --------
Net income............................   21,959     $(22,958)   $  6,650              5,651
                                                    ========    ========
Tax benefit allocated from Tissue
  Repair Division.....................    8,857                                       8,857
                                       --------                                    --------
Net income attributable to General
  Division Stock...................... $ 30,816                                    $ 14,508
                                       ========                                    ========

             See notes to unaudited pro forma financial statements.

                   GENZYME GENERAL DIVISION AND SUBSIDIARIES

                      FOR THE YEAR ENDED DECEMBER 31, 1995
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                                       PRO
                                                                                      FORMA
                                                                                     GENZYME
                                          HISTORICAL                                 GENERAL
                                           GENZYME     HISTORICAL    PRO    FOOT-   DIVISION                   PRO     FOOT-
                                           GENERAL     GENETRIX,    FORMA   NOTE       AND      HISTORICAL    FORMA    NOTE
                                           DIVISION       INC.      ADJS.   REF.    GENETRIX       DSP        ADJS.    REF.
                                          ----------   ----------   -----   -----   ---------   ----------   -------   -----
Income per General Division
  common and common equivalent share....    $  0.73                                  $  0.67
                                            =======                                  =======
Pro forma weighted average shares
  outstanding...........................     60,185                 1,380             61,565
                                            =======                 =====            =======
Income per General Division common and
  common equivalent share assuming full
  dilution..............................    $  0.66                                  $  0.61
                                            =======                                  =======
Pro forma fully diluted weighted average
  shares outstanding....................     66,621                 1,380             68,001
                                            =======                 =====            =======



                                             PRO
                                            FORMA
                                           GENZYME                                      PRO
                                           GENERAL                                     FORMA
                                          DIVISION,                 PRO      FOOT-   GENZYME
                                          GENETRIX   HISTORICAL    FORMA     NOTE    GENERAL
                                           AND DSP   NEOZYME II    ADJS.     REF.    DIVISION
                                          ---------  ----------   --------   -----   --------
Income per General Division
  common and common equivalent share....   $  0.50                                    $  0.24
                                           =======                                    =======
Pro forma weighted average shares
  outstanding...........................    61,565                                     61,565
                                           =======                                    =======
Income per General Division common and
  common equivalent share assuming full
  dilution..............................   $  0.45                                    $  0.21
                                           =======                                    =======
Pro forma fully diluted weighted average
  shares outstanding....................    68,001                                     68,001
                                           =======                                    =======

             See notes to unaudited pro forma financial statements.

                      GENZYME CORPORATION AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

 1. ACCOUNTING POLICIES AND PROCEDURES:

     The accounting policies and procedures for Genzyme, Genetrix, DSP and Neozyme II are in conformity in all material respects. The pro forma financial statements include both Genzyme, the registrant, and the General Division, the stock of which was used to effect the Genetrix Acquisition. The General Division is also the borrower of the $200 million under Genzyme's revolving credit facility which was used to effect the DSP Acquisition and the Neozyme II Acquisition and owner of the cash used to effect the Neozyme II Acquisition.

     Amounts at the effective time of the Acquisitions may differ from the information presented in the pro forma financial statements based on subsequent changes in the purchase price allocations and any other related items which may impact the amounts reflected herein.

 2. THE GENERAL DIVISION'S 2-FOR-1 STOCK SPLIT:

     In June 1996, the Board of Directors declared a 2-for-1 stock split of shares of General Division Stock to be effected by means of a 100% stock dividend payable on July 25, 1996 to stockholders of record on July 11, 1996, subject to increasing the authorized shares of General Division Stock from 100,000,000 to 200,000,000 shares (the "Amendment"). The Amendment was approved by holders of a majority in interest of the outstanding General Division Stock and TR Stock, voting together as a single class, at a special meeting of the stockholders held on July 24, 1996. On July 25, 1996, a total of 34,669,435 shares of General Division Stock were distributed to stockholders in connection with the dividend. All General Division shares and per share amounts included herein reflect this split.

 3. GENZYME'S ACQUISITION OF GENETRIX:

     On May 1, 1996, Genzyme acquired Genetrix, a privately held genetic testing laboratory based in Phoenix, Arizona, in a tax-free exchange of General Division Stock. In the aggregate, approximately 1,380,000 shares of General Division Stock, valued at approximately $36.5 million, were issued for all the outstanding shares of Genetrix preferred stock and Genetrix common stock. The acquisition was accounted for as a purchase.

     The historical balance sheets for Genzyme and the General Division as of June 30, 1996 reflect the acquisition of Genetrix which was completed on May 1, 1996. The pro forma statement of operations for the period ended June 30, 1996 include pro forma accounts for Genetrix for the four month period ended April 30, 1996. The pro forma statements of operations for the year ended December 31, 1995 includes pro forma amounts for Genetrix for the twelve month period then ended.

 4. GENZYME'S ACQUISITION OF DSP:

     On July 1, 1996, Genzyme completed the acquisition of DSP, a privately held specialty surgical products company. The pro forma balance sheets and statements of operations are presented assuming that this transaction occurred as of June 30, 1996 and January 1, 1995, respectively, using the purchase accounting method.

     The purchase price was $251 million and consisted of cash of $245.0 million and acquisition costs of $6 million. The following is a summary of the allocation of the purchase price to net assets acquired as a result of the DSP Acquisition (amounts in thousands):

        Allocation of Purchase Price:
          Current Assets..................................................  $ 47,421
          Property and Equipment..........................................    17,475
          Patents.........................................................    15,319
          Trade Names.....................................................    45,878
          In-process technology...........................................    24,170
          Goodwill........................................................   133,916
          Current Liabilities.............................................   (25,126)
          Deferred income taxes...........................................    (8,103)
                                                                            --------
                                                                            $250,950
                                                                            ========

     The purchase price was allocated to the assets and liabilities of DSP based on their estimated respective fair values. The final purchase price and allocation of purchase price may vary from the value presented above.

                      GENZYME CORPORATION AND SUBSIDIARIES

     The pro forma adjustments to the pro forma statements of operations do not give effect to the charge for in-process technology in the amount of $24,170,000, which was charged to operations upon consummation of the DSP Acquisition.

5. GENZYME CORPORATION'S ACQUISITION OF NEOZYME II:

     On October 28, 1996, Genzyme completed its tender offer for outstanding Units of Neozyme II for $45 per Unit in cash. 2,385,686 Units, or 98.8 percent, were tendered and accepted for payment. Each Neozyme II Unit consists of one share of Callable Common Stock and one Callable Warrant to purchase two shares of General Division Stock and 0.135 share of TR Stock.

     The tender offer was made pursuant to an agreement entered into by Genzyme and Neozyme II announced on September 23, 1996. The agreement provides that Genzyme will acquire all of the remaining shares of Callable Common Stock through a merger of Neozyme II into the Genzyme subsidiary that acquired the tendered Units. As a result of the merger, holders of Units who did not tender their units will receive $29 in cash for each share of Callable Common Stock. The Callable Warrants included in the untendered Units will become exercisable on the effective date of the merger and will remain outstanding following the merger. The exercise price of the Callable Warrants will be equal to the average closing price of two shares of General Division Stock and .135 share of TR Stock for the 20 trading days prior to the effective date of the merger. The warrants will expire on December 31, 1998.


     The pro forma financial statements assume that 98.8% of the 2,415,000 shares of Callable Common Stock were purchased under the tender offer at $45 per share and the remaining 1.2% of the shares were acquired in the merger for $29 per share. Funds for the tender offer were provided, and the funds for the merger will be provided, as follows: $80 million from borrowings under a revolving credit facility from Fleet National Bank, and the balance from the General Division's cash balances. In addition, a $0.5 million increase to additional paid-in capital will be recorded in effecting the merger to reflect the value of the Callable Warrants ($16 per Callable Warrant) included in the untendered Units which will become exercisable on the effective date of the merger and remain outstanding after the merger. The aggregate purchase price of $108,675,000 of the Neozyme II Acquisition (consisting of $28.2 million of cash, $80 million of short-term borrowings, and $0.5 million of equity for the value of the Callable Warrants) plus estimated acquisition costs of $1 million has been allocated to the net assets acquired as follows (amounts in thousands):

        Cash                                                                         $  8,636
        Short-term investments                                                          5,212
        Prepaid research and development (which offsets deferred revenue by Genzyme)      527
        Assumed liabilities ($29K of which offsets interest receivable by Genzyme)       (128)
        Note payable to Genzyme (which offsets note receivable to Genzyme)               (100)
        In-process technology                                                          95,558
                                                                                     --------
                                                                                     $109,675
                                                                                     ========


The pro forma adjustments to the pro forma statements of operations do not give effect to the charge for in-process technology in the amount of $95,558,000 which will be charged to operations upon consummation of the acquisition. Adjustments to the pro forma balance sheets which give effect to the Neozyme II Acquisition reflect the repayment on October 3, 1996 of $80 million of the $200 million borrowed under a revolving credit facility with Fleet National Bank to finance the DSP Acquisition and the subsequent withdrawal on October 31, 1996 of $80 million under the same credit facility to finance the tender offer.

 6. PRO FORMA ADJUSTMENTS RELATED TO THE GENETRIX ACQUISITION, DSP ACQUISITION AND THE NEOZYME II ACQUISITION:

     These adjustments reflect the retirement of all DSP Common Stock and the retirement of all Callable Common Stock.

I. PRO FORMA ADJUSTMENTS TO GENZYME'S CONSOLIDATED BALANCE SHEETS:

     Related to the DSP Acquisition:

          A. Eliminate DSP's current portion of long-term debt and long-term debt, $9.0 million and $45.7 million, respectively, which was assumed by Genzyme and subsequently repaid.

          B. Eliminate DSP's common stock of $5,000, additional paid-in capital of $45.9 million and accumulated deficit of $26.4 million.

          C. To record cash payments, including acquisition costs, totaling $51 million in connection with the DSP Acquisition.

                      GENZYME CORPORATION AND SUBSIDIARIES

          D. To record a $5.7 million adjustment to the estimated fair value of the inventory acquired.

          E. To record the adjustments to the estimated fair values of patents, tradenames, and goodwill acquired and the related deferred tax liability.

          F. Eliminate $12.1 million reserve for junior stock option charges.

          G. To record the $200 million borrowing under a revolving credit facility with a commercial bank, due September 1, 1997 with interest payable at LIBOR plus 5/8% (6.16% at July 1, 1996)

          H. To record the impact to accumulated earnings (deficit) of the charge for acquired in-process technology.

     Related to the Neozyme II Acquisition:

          I. Eliminate Series 1992 note payable issued by Neozyme II to Genzyme of $100,000 and related accrued interest of $29,000, and prepaid research and development costs paid by Neozyme II to Genzyme of $527,000.

          J. Eliminate Callable Common Stock of $2.4 million, additional paid-in capital of $75.6 million and accumulated deficit of $63.9 million.

          K. Record the re-payment on October 3, 1996 of $80 million of the $200 million borrowed under a revolving credit facility with Fleet National Bank to finance the DSP Acquisition and the subsequent withdrawal on October 31, 1996 of $80 million under the same credit facility with interest payable at LIBOR plus 5/8% (6.1% on October 31, 1996) to finance the tender offer. The acquisition of Neozyme II has been recorded as a purchase of in-process technology of $95,558,000 million (aggregate purchase price of $108,675,000 plus estimated acquisition costs of $1 million, less the fair value of the net assets acquired of $14,117,000). The aggregate purchase price consists of short-term investments of $28.2 million, $80 million of short-term borrowings, and $0.5 million in equity for the value of the Callable Warrants.


II. PRO FORMA ADJUSTMENTS TO GENZYME'S CONSOLIDATED STATEMENTS OF
OPERATIONS:

     Related to the Genetrix Acquisition:

          L. Record amortization expense based on $35.0 million of goodwill being amortized over 15 years, or $770,000 for the four months ended April 30, 1996 and $2.3 million for the year ended December 31, 1995.

          M. Eliminate certain administrative costs (i.e. audit, legal and filing fees) of Genetrix which would not be incurred on a combined basis, $33,000 for the four months ended April 30, 1996 and $100,000 for the year ended December 31, 1995.

          N. Eliminate interest expense related to debt assumed by Genzyme and subsequently repaid.

          O. Record income tax (provision) benefit.

     Related to the DSP Acquisition:

          P. Record amortization expense based on amortization of patents, tradenames and goodwill over 12 years, 40 years and 40 years, respectively, an adjustment of $1.9 million to amortization expense for the six months ended June 30, 1996 and $3.9 million for the year ended December 31, 1995.

          Q. Eliminate certain administrative costs (i.e. senior management salaries and related expenses and professional fees) of DSP which would not be incurred on a combined basis, $725,000 for the six months ended June 30, 1996 and $1.5 million for the year ended December 31, 1995.

          R. Reverse interest expense of DSP long-term debt, which was assumed and repaid, in the amounts of $3.0 million and $6.9 million for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, and record interest expense related to the $200 million borrowed under a revolving credit line from a

                      GENZYME CORPORATION AND SUBSIDIARIES
             commercial bank at LIBOR plus 5/8% (6.16% at July 1, 1996). Interest expense under the $200 million borrowing is $6.2 million for the six months ended June 30, 1996 and $12.3 million for the year ended December 31, 1995.

          S. To record the cost of sales associated with the step-up of inventory to fair value under the purchase accounting for the year ended December 31, 1995 of $5.7 million and the reversal of a $12.1 million pre-acquisition charge for junior stock options recorded in the six months ended June 30, 1996.

          T. Record income tax (provision) benefit.

     Related to the Neozyme II Acquisition:

          U. Eliminate intercompany research and development revenue (Genzyme)/expense (Neozyme II) and service fees of $10,631,000 for the six months ending June 30, 1996 and $24,198,000 for the year ended December 31, 1995 and eliminate intercompany interest income/expense related to Series 1992 note payable of $3,500 for the six months ending June 30, 1996 and $7,000 for the year ended December 31, 1995.

          V. Reduce investment income at 5% per annum related to $28,206,000 cash and cash equivalents used to finance the Neozyme II Acquisition. Interest expense has not been adjusted to reflect the repayment of $80 million borrowed at an interest rate of 6.16% per annum to finance the DSP Acquisition (Notes G and R) as an additional $80 million was borrowed under the same revolving credit line at an interest rate of 6.1% per annum thereafter to finance the Neozyme II Acquisition. The resulting decrease in interest expense is not considered material to the pro forma financial statements.

          W. Record income tax (provision) benefit.

III. PRO FORMA ADJUSTMENTS TO THE GENERAL DIVISION'S COMBINED BALANCE SHEETS:

     Related to the DSP Acquisition:

          X. Eliminate DSP's current portion of long-term debt and long-term debt, $9 million and $45.7 million, respectively, which was assumed by Genzyme and subsequently repaid.

          Y. Eliminate DSP's Common Stock of $5,000, additional paid-in capital of $45.9 million and accumulated deficit of $26.4 million.

          Z. To record cash payments, including acquisition costs, totaling $51 million in connection with the DSP Acquisition.

         AA. To record a $5.7 million adjustment to the estimated fair value of the inventory acquired.

         AB. To record the adjustments to the estimated fair values of patents, tradenames, and goodwill acquired and the related deferred tax liability.

         AC. Eliminate $12.1 million reserve for junior stock option charges.

         AD. To record the $200 million borrowing under a revolving credit facility with a commercial bank, due September 1, 1997 with interest payable at LIBOR plus 5/8% (6.16% at July 1, 1996).

         AE. To record the impact to division equity of the charge for acquired in-process technology.

     Related to the Neozyme II Acquisition:

         AF. Eliminate Series 1992 note payable to Genzyme issued by Neozyme II of $100,000, and related accrued interest of $29,000, and prepaid research development costs paid by Neozyme II to Genzyme of $527,000.

         AG. Eliminate Callable Common Stock of $2.4 million additional paid-in capital of $75.6 million and accumulated deficit of $63.9 million.

                      GENZYME CORPORATION AND SUBSIDIARIES

         AH. Record the re-payment on October 3, 1996 of $80 million of the $200 million borrowed under a revolving credit facility with Fleet National Bank to finance the DSP Acquisition and the subsequent withdrawal on October 31, 1996 of $80 million under the same credit facility with interest payable at LIBOR plus 5/8% (6.1% on October 31, 1996) to finance the tender offer. The acquisition of Neozyme II has been recorded as a purchase of in-process technology of $95,558,000 million (the aggregate purchase price of $108,675,000 plus estimated acquisition costs of $1 million, less the fair value of the net assets acquired of $14,117,000). The aggregate purchase price consists of short-term investments of $28.2 million, $80 million of short-term borrowings, and $0.5 million of equity for the value of the Callable Warrants.

IV. PRO FORMA ADJUSTMENTS TO THE GENERAL DIVISION'S COMBINED STATEMENTS OF
OPERATIONS:

     Related to the Genetrix Acquisition:

         AI. Record amortization expense, based on $35.0 million of goodwill over 15 years, of $770,000 for the four months ended April 30, 1996 and $2.3 million for the year ended December 31, 1995.

         AJ. Eliminate certain administrative costs (i.e. audit, legal and filing fees) of Genetrix which would not be incurred on a combined basis, $33,000 for the four months ended April 30, 1996 and $100,000 for the year ended December 31, 1995.

         AK. Eliminate interest expense on debt assumed by Genzyme and subsequently repaid.

         AL. Record income tax (provision) benefit.

     Related to the DSP Acquisition:

         AM. Record amortization expense based on amortization of patents, tradenames, goodwill over 12, 40 and 40 years, respectively, an adjustment of $1.9 million to amortization expense for the six months ended June 30, 1996 and $3.9 million for the year ended December 31, 1995.

         AN. Eliminate certain administrative costs (i.e. senior management salaries and related expenses and professional fees) of DSP which would not be incurred on a combined basis, $725,000 for the six months ended June 30, 1996 and $1.5 million for the year ended December 31, 1995.

         AO. Reverse interest expense of DSP long-term debt, which was assumed and repaid, in the amounts of $3 million and $6.9 million for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively, and record interest expense related to a $200 million borrowed at 6.16% per annum. For the six months ended June 30, 1996, interest expense is $6.2 million and $12.3 million for the year ended December 31, 1995.

         AP. To record the cost of sales associated with the step-up of inventory to fair value under the purchase accounting for the year ended December 31, 1995 of $5.7 million and the reversal of a $12.1 million pre-acquisition charge for junior stock options recorded in the six months ending June 30, 1996.

         AQ. Record income tax (provision) benefit.

     Related to the Neozyme II Acquisition:

         AR. Eliminate intercompany research and development revenue
             (Genzyme)/expense (Neozyme II) and service fees of $10,631,000 for the six months ending June 30, 1996 and $24,198,000 for the year ended December 31, 1996. Eliminate intercompany interest income and interest expense related to $100,000 Series 1992 Note Payable issued by Neozyme II to Genzyme of $3,500 for the six months ending June 30, 1996 and $7,000 for the year ended December 31, 1995.

         AS. Record income tax (provision) benefit.

         AT. Reduce investment income at 5% per annum related to $108,206,000 cash and cash equivalents used to finance the Neozyme II Acquisition. Interest expense has not been adjusted to reflect the repayment of $80 million borrowed at an interest rate of 6.16% per annum to finance the DSP Acquisition (Notes AD and AO) as an additional $80 million was borrowed under the same revolving credit line at an interest rate of 6.1% per annum to finance the Neozyme II Acquisition. The resulting decrease in interest expense is not considered material to these pro forma financial statements.

                                                                   Exhibit 99.2


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Deknatel Snowden Pencer, Inc.:

     We have audited the accompanying consolidated balance sheets of Deknatel Snowden Pencer, Inc. (a Delaware corporation) and subsidiaries as of September 30, 1994 and 1995, and the related consolidated statements of operations, stockholders' investment and cash flows for the years then ended. These consolidated financial statements are the responsibility of Deknatel Snowden Pencer, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Deknatel Snowden Pencer, Inc. and Subsidiaries as of September 30, 1994 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Boston, Massachusetts
November 21, 1995 (except with respect
  to the matter discussed in Note 11, as to which the date is May 24, 1996)

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                           SEPTEMBER 30,
                                                                       ---------------------      JUNE 30,
                                                                         1994         1995         1996
                                                                       --------     --------     ---------
                                                                                                 (UNAUDITED)
                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................................  $  1,414     $  6,288     $   1,703
  Accounts receivable, less allowance of $2,312 and $3,016 at
     September 30, 1994 and 1995, respectively, and $2,879 at June
     30, 1996........................................................    16,187       14,640        14,977
  Inventories........................................................    22,781       18,627        24,240
  Prepaid expenses...................................................     1,137          367           681
  Prepaid tax assets.................................................       612          913            --
                                                                       --------     --------      --------
          Total current assets.......................................    42,131       40,835        41,601
                                                                       --------     --------      --------
Property, plant and equipment:
  Land...............................................................       670          673           641
  Buildings and improvements.........................................     9,059        9,233         7,714
  Machinery and equipment............................................    14,421       17,699        18,289
  Construction-in-process............................................       149          271           306
                                                                       --------     --------      --------
                                                                         24,299       27,876        26,950
Less -- Accumulated depreciation and amortization....................     5,495        9,581         9,475
                                                                       --------     --------      --------
          Net property, plant and equipment..........................    18,804       18,295        17,475
                                                                       --------     --------      --------
Investment in Joint Venture..........................................       100          240            --
                                                                       --------     --------      --------
Intangible Assets, Net...............................................    49,413       46,456        49,176
Deferred tax assets -- noncurent.....................................        --           --         2,874
Other assets.........................................................        --           --           152
                                                                       --------     --------      --------
                                                                       $110,448     $105,826     $ 111,278
                                                                       ========     ========      ========
              LIABILITIES AND STOCKHOLDERS' INVESTMENT
CURRENT LIABILITIES:
  Short-term loans...................................................  $  4,500     $    161     $     168
  Current portion of long-term debt..................................     4,750        6,750         9,250
  Accounts payable...................................................     1,979        2,083         4,434
  Accrued liabilities................................................    16,262       18,860        18,477
  Accrued income taxes...............................................       254          509
                                                                       --------     --------      --------
          Total current liabilities..................................    27,745       28,363        34,150
                                                                       --------     --------      --------
Long-term debt, less current portion.................................    58,500       51,750        45,500
                                                                       --------     --------      --------
Other long-term liabilities..........................................       358          367           226
                                                                       --------     --------      --------
Deferred income taxes................................................       685          748
                                                                       --------     --------      --------
Commitments and contingencies (Note 4)
Stockholders' investment:
Class A common stock, $.01 par value --
  Authorized -- 600,000 shares
  Issued and outstanding -- 449,602 shares and 449,329 shares at
  September 30, 1994 and 1995, respectively, and 449,205 at June 30,
  1996...............................................................         4            4             5
Class B common stock, $.01 par value --
  Authorized -- 60,000 shares
  Issued and outstanding -- No shares at September 30, 1994 or 1995,
  and 16,176 at June 30, 1996........................................        --           --            --
  Additional paid-in capital.........................................    44,956       44,928        58,037
  Accumulated deficit................................................   (21,586)     (20,271)      (26,371)
  Cumulative translation adjustment..................................      (214)         (63)         (269)
                                                                       --------     --------      --------
          Total stockholders' investment                                 23,160       24,598        31,402
                                                                       --------     --------      --------
                                                                       $110,448     $105,826     $ 111,278
                                                                       ========     ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                    FISCAL YEAR ENDED          NINE MONTHS ENDED
                                                      SEPTEMBER 30,        -------------------------
                                                   -------------------      JUNE 30,       JUNE 30,
                                                    1994        1995         1995           1996
                                                   -------     -------     ---------     -----------
                                                                                  (UNAUDITED)
Net sales........................................  $85,410     $95,259      $69,937        $76,139
Cost of products sold............................   43,873      48,191       35,688         36,350
                                                   -------     -------      -------        -------
Gross profit.....................................   41,537      47,068       34,249         39,789
                                                   -------     -------      -------        -------
Operating costs and expenses:
  Selling and marketing..........................   16,318      17,247       13,240         14,668
  Distribution...................................    2,702       2,940        2,211          2,479
  Research and development.......................    2,839       1,971        1,499          1,871
  General and administrative.....................    6,063       8,797        6,557          7,045
  Amortization of intangibles....................    3,832       2,750        2,399          4,317
  Charge for junior stock options................       --          --           --         12,090
  Severance and other charges....................    1,483       3,585          266          1,300
                                                   -------     -------      -------        -------
                                                    33,237      37,290       26,172         43,770
                                                   -------     -------      -------        -------
Operating income (loss)..........................    8,300       9,778        8,077         (3,981)
                                                   -------     -------      -------        -------
Other income (expense):
  Interest expense...............................   (6,339)     (6,937)      (5,023)        (4,493)
  Cash discounts and other expenses..............   (1,704)     (1,634)      (1,206)           315
  Other income (expense).........................      194         280          165            (34)
                                                   -------     -------      -------        -------
                                                    (7,849)     (8,291)      (6,064)        (4,212)
                                                   -------     -------      -------        -------
Income (loss) before provision for income
            taxes and extraordinary loss.........      451       1,487        2,013         (8,193)
Provision (benefit) for income taxes.............      188         172          335         (1,802)
                                                   -------     -------      -------        -------
Income (loss) before extraordinary loss..........      263       1,315        1,678         (6,391)
Extraordinary loss from debt refinancing.........   (2,360)         --           --             --
                                                   -------     -------      -------        -------
Net income (loss)................................  $(2,097)    $ 1,315      $ 1,678        $(6,391)
                                                   =======     =======      =======        =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                CLASS A                     CLASS B
                                             COMMON STOCK                COMMON STOCK
                                        -----------------------     -----------------------     ADDITIONAL     CUMULATIVE
                                         NUMBER         $.01         NUMBER         $.01         PAID-IN       TRANSLATION
                                        OF SHARES     PAR VALUE     OF SHARES     PAR VALUE      CAPITAL       ADJUSTMENT
                                        ---------     ---------     ---------     ---------     ----------     -----------
Balance, September 30, 1993...........   401,901         $ 4              --         $--           40,145         $(292)
  Common stock issued in connection
     with Snowden-Pencer Inc.
     acquisition......................    55,000          --              --          --            5,500            --
  Common stock repurchased, net of
     collections of subscriptions
     receivable.......................    (7,299)         --              --          --             (689)           --
  Foreign currency translation
     adjustment.......................        --          --              --          --               --            78
  Net loss............................        --          --              --          --               --            --
                                                          --
                                         -------                      ------         ---          -------         -----
Balance, September 30, 1994...........   449,602           4              --          --           44,956          (214)
  Common stock repurchased, net of
     collections of subscriptions
     receivable.......................      (273)         --              --          --              (28)           --
  Foreign currency translation
     adjustment.......................        --          --              --          --               --           151
  Net income..........................        --          --              --          --               --            --
                                                          --
                                         -------                      ------         ---          -------         -----
Balance, September 30, 1995...........   449,329           4              --          --           44,928           (63)
  Common stock repurchased............      (224)         --              --          --              (22)           --
  Sale of common stock................       100           1          16,176          --            1,445            --
  Joint venture write-off.............        --          --              --          --             (404)           --
  Benefit from settlement of junior
     stock options....................        --          --              --          --           12,090            --
  Gain on intercompany debt repayment,
     net of tax.......................        --          --              --          --               --            --
  Foreign currency translation
     adjustment.......................        --          --              --          --               --          (206)
  Net loss............................        --          --              --          --               --            --
                                                          --
                                         -------                      ------         ---          -------         -----
Balance, June 30, 1996 (unaudited)....   449,205         $ 5          16,176         $--          $58,037         $(269)
                                         =======          ==          ======         ===          =======         =====


                                                            TOTAL
                                        ACCUMULATED     STOCKHOLDERS'
                                          DEFICIT        INVESTMENT
                                        -----------     -------------
Balance, September 30, 1993...........    $(19,489)        $20,368
  Common stock issued in connection
     with Snowden-Pencer Inc.
     acquisition......................          --           5,500
  Common stock repurchased, net of
     collections of subscriptions
     receivable.......................          --            (689)
  Foreign currency translation
     adjustment.......................                          78
  Net loss............................      (2,097)         (2,097)

                                          --------         -------
Balance, September 30, 1994...........     (21,586)         23,160
  Common stock repurchased, net of
     collections of subscriptions
     receivable.......................          --             (28)
  Foreign currency translation
     adjustment.......................          --             151
  Net income..........................       1,315           1,315

                                          --------         -------
Balance, September 30, 1995...........     (20,271)         24,598
  Common stock repurchased............          --             (22)
  Sale of common stock................          --           1,446
  Joint venture write-off.............          --            (404)
  Benefit from settlement of junior
     stock options....................          --          12,090
  Gain on intercompany debt repayment,
     net of tax.......................         291             291
  Foreign currency translation
     adjustment.......................          --            (206)
  Net loss............................      (6,391)         (6,391)

                                          --------         -------
Balance, June 30, 1996 (unaudited)....    $(26,371)        $31,402
                                          ========         =======


  The accompanying notes are an integral part of these consolidated financial statements.

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                        FISCAL YEAR ENDED         NINE MONTHS ENDED
                                                                          SEPTEMBER 30,         -----------------------
                                                                       --------------------      JUNE 30,      JUNE 30,
                                                                         1994        1995         1995          1996
                                                                       --------     -------     ---------     ---------
                                                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..................................................  $ (2,097)    $ 1,315      $ 1,678       $(6,391)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities --
    Extraordinary loss on debt refinancing...........................     2,360          --           --            --
    Depreciation.....................................................     2,389       2,789        2,086         2,369
    Amortization.....................................................     4,350       3,179        2,399         4,317
    Gain on sale of fixed assets.....................................        --          --           --            --
    Other noncash expenses...........................................       400       1,145           --        12,890
    Change in deferred income taxes..................................      (134)       (238)          --        (3,607)
    Other, net.......................................................        38          43         (521)         (225)
    Changes in certain assets and liabilities --
      Decrease (increase) in accounts receivable.....................        55       1,547          467          (737)
      Decrease (increase) in inventories.............................    (2,262)      2,817        1,956        (3,583)
      Decrease in prepaid expenses...................................        74         770           75           499
      Increase (decrease) in accounts payable........................       (66)        104          698         2,351
      Increase (decrease) in accrued liabilities.....................       238       2,853        2,913           529
                                                                       --------     -------      -------       -------
         Net cash provided by operating activities...................     5,345      16,324       11,751         8,412
                                                                       --------     -------      -------       -------
Cash flows from investing activities:
  Construction and capital expenditures..............................    (1,318)     (1,883)      (1,309)       (1,192)
  Acquisitions, net of cash acquired.................................   (16,804)         --           --        (9,500)
  Investment in joint venture........................................      (100)       (250)        (213)           --
  Proceeds from sale of fixed assets.................................        --          --           --
                                                                       --------     -------      -------       -------
         Net cash used for investing activities......................   (18,222)     (2,133)      (1,522)      (10,692)
                                                                       --------     -------      -------       -------
Cash flows from financing activities:
  Borrowings under term loan.........................................    55,000          --           --            --
  Borrowings under revolving line of credit..........................     6,327          --           --         1,000
  Repayments of revolving line of credit.............................    (1,927)     (4,400)      (4,400)           --
  Principal payments of term loan....................................   (47,015)     (4,750)      (2,000)       (4,750)
  Repurchase of stock................................................      (689)        (28)          --            --
  Fees paid in connection with refinancing...........................    (2,439)         --           --            --
  Purchase of interest rate cap......................................        --        (235)          --            --
  Sale of common stock...............................................        --          --           --         1,445
  Other, net.........................................................        33          70           --            --
                                                                       --------     -------      -------       -------
         Net cash (used for) provided by financing activities........     9,290      (9,343)      (6,400)       (2,305)
                                                                       --------     -------      -------       -------
Effect of exchange rate changes on cash..............................        78          26           --            --
                                                                       --------     -------      -------       -------
Increase (decrease) in cash and cash equivalents.....................    (3,509)      4,874        3,829        (4,585)
Cash and cash equivalents, beginning of year.........................     4,923       1,414        1,414         6,288
                                                                       --------     -------      -------       -------
Cash and cash equivalents, end of year...............................  $  1,414     $ 6,288      $ 5,243       $ 1,703
                                                                       ========     =======      =======       =======
Supplemental disclosure of cash flow information:
  Cash paid during the period for --
    Interest.........................................................  $  5,038     $ 6,461      $ 4,525       $ 4,626
                                                                       ========     =======      =======       =======
    Income taxes.....................................................  $    213     $   206      $    23       $   595
                                                                       ========     =======      =======       =======

Supplemental disclosure of noncash activity:


    In connection with the acquisition of Snowden-Pencer, Inc. in April 1994, DSP issued 55,000 shares of common stock valued at $5,500,000.


  The accompanying notes are an integral part of these consolidated financial statements.

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  ORGANIZATION AND ACQUISITION


     Deknatel Snowden Pencer, Inc. and Subsidiaries (DSP) designs, manufactures and markets chest drainage devices, vascular punches, specialty needles and sutures, and precision surgical instruments used in cardiovascular, endoscopic, plastic and general surgical procedures.

     On April 20, 1994, DSP was formed and made a tax-free exchange of all of the outstanding common stock of Deknatel Holdings Corporation for DSP's common stock. In accordance with Accounting Interpretation No. 39 of Accounting Principles Board Opinion No. 16, Business Combinations, the accompanying consolidated financial statements are presented in a manner similar to that in pooling-of-interest accounting, with all assets and liabilities accounted for at historical cost for all periods presented.

     On April 20, 1994, DSP acquired 100% of the common stock of Snowden-Pencer Inc., a manufacturer of surgical instruments, for $11,822,000 of cash (net of cash acquired), $4,982,000 of assumed liabilities repaid at closing and 55,000 shares of common stock (valued at $5,500,000).

     On November 19, 1991, DSP acquired, from Pfizer Hospital Products Group, Inc. (HPG), certain assets and assumed certain liabilities of HPG's Deknatel division and acquired all of the outstanding common stock of Deknatel Medizinische Produkte GmbH (Deknatel GmbH). Total consideration paid (net of cash acquired) by the Company was $96,507,000.


     For financial reporting purposes, these acquisitions have been accounted for using the purchase method of accounting, and their results of operations have been included in the accompanying consolidated financial statements from each acquired entity's respective date of acquisition. For each acquisition, the purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair market values existing at the date of acquisition. The excess of the purchase price over the estimated fair market value of net assets acquired is reflected in the accompanying consolidated balance sheets as goodwill and is included in intangible assets.

     For income tax reporting purposes, the acquisitions of Deknatel GmbH and Snowden-Pencer Inc. were treated as acquisitions of stock. As a result, the tax basis of the related assets and liabilities carries over from amounts previously reported for income tax purposes.


     Based on unaudited data, the following table presents selected financial information for fiscal year 1994 for DSP and Snowden-Pencer Inc. on a pro forma basis, assuming that the companies had been combined since the beginning of fiscal 1994 (in thousands):

        Net sales..............................................    $93,360
        Income before other income (expense)...................     13,230
        Income before extraordinary item.......................        579

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation


     The accompanying consolidated financial statements include the accounts of DSP and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.


  (b) Inventories


     Inventories consist of materials, labor and overhead and are valued at the lower of cost (first-in, first-out) or market, excluding those of DSP's Snowden-Pencer Inc. subsidiary, which are stated at the lower of cost (last-in, first-out) or market. As of September 30, 1995, approximately $6,672,000 of total inventories were valued on the last-in, first-out method. Under the first-in, first-out method, such inventories would have been $1,773,000 lower at September 30, 1995 (in thousands).

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                                         1994        1995
                                                       -------     -------
        Raw materials................................  $ 6,809     $ 5,648
        Work-in-process..............................    1,959       1,592
        Finished goods...............................   14,013      11,387
                                                       -------     -------
                                                       $22,781     $18,627
                                                       =======     =======


  (c) Property, Plant and Equipment


     Property, plant and equipment are stated at cost. DSP provides for depreciation on property and equipment on a straight-line basis over their estimated useful lives as follows:


        Buildings and improvements...........................  25 - 40 years
        Machinery and equipment..............................   5 - 12 years

     Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the assets or the remaining lease term.

  (d) Intangible Assets


     Included in intangible assets at September 30, 1994 and 1995 are the following (in thousands):
                                                        1994        1995
                                                       -------     -------
        Customer sales contracts.....................  $ 6,100     $ 6,100
        Patents......................................   15,833      15,833
        Noncompete agreements........................   18,000      18,000
        Trade names..................................      700         705
        Deferred financing costs.....................    2,439       2,674
        Goodwill.....................................   31,907      31,937
                                                       -------     -------
        Gross intangibles............................   74,979      75,249
        Less -- amortization.........................   25,566      28,793
                                                       -------     -------
        Net intangibles..............................  $49,413     $46,456

                                                       =======     =======


     Customer sales contracts, patents, noncompete agreements and trade names are being amortized on a straight-line basis over their estimated useful lives. These lives are summarized as follows:

        Customer sales contracts.............................        2 years
        Patents..............................................     3-16 years
        Noncompete agreements................................     2-10 years
        Trade names..........................................       40 years


     Deferred financing costs represent costs associated with DSP's long-term debt and interest rate protection agreements (see Note 3), which are being amortized over the lives of the respective debt agreements. During 1994 and 1995, amortization of deferred financing costs was $518,000 and $429,000, respectively, and has been included in interest expense in the accompanying consolidated statements of operations.


     Goodwill represents the excess of the purchase price over the fair market value of identified net assets acquired related to the business acquisitions more fully described in Note 1. Goodwill is amortized on a straight-line basis over a 40-year period.

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  (e) Accrued Liabilities

     Included in accrued liabilities at September 30, 1994 and 1995 are the following (in thousands):
                                                         1994        1995
                                                        -------     -------
        Accrued compensation and benefits.............  $ 3,389     $ 5,402
        Accrued employee benefit costs................    4,442       4,036
        Accrued customer rebates......................    4,069       4,591
        Other.........................................    4,362       4,831
                                                        -------     -------
                                                        $16,262     $18,860
                                                        =======     =======

  (f) Income Taxes


     DSP records income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes are recognized based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.


  (g) Foreign Currency Translation


     All assets and liabilities of DSP's foreign subsidiaries are translated at exchange rates at the balance sheet date, and revenues and expenses are translated at average exchange rates for the period in accordance with SFAS No. 52, Foreign Currency Translation. Resulting translation adjustments are reflected as a separate component of stockholders' investment titled cumulative translation adjustment. Exchange gains and losses on foreign currency transactions consummated during the year are included in the accompanying consolidated statements of operations and are immaterial.


  (h) Cash Equivalents

     Cash and cash equivalents include marketable securities with an original maturity date of three months or less.

  (i) Unaudited Interim Financial Statements


     In the opinion of DSP's management, the June 30, 1995 and June 30, 1996 unaudited interim financial statements include all adjustments of a normal recurring nature necessary for a fair presentation of results for this interim period. The results of operations for the nine months ended June 30, 1995 and June 30, 1996 are not necessarily indicative of the results to be expected for the full year or for any future period.


(3)  LONG-TERM DEBT


     On April 20, 1994, in part to facilitate the acquisition of Snowden-Pencer Inc. (see Note 1), DSP refinanced its then-outstanding term loan. At the date of refinancing, approximately $2,360,000 of unamortized deferred financing costs related to the original term loan was expensed and is reflected in the accompanying consolidated statements of operations as an extraordinary loss. Costs incurred in securing the new term loans of $2,439,000 have been capitalized and included in intangible assets (see Note 2) and are being amortized over the term of the loans.

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

(3)  LONG-TERM DEBT (CONTINUED)

     Long-term debt as of September 30, 1994 and 1995 consists of the following
(in thousands):

                                                                        1994        1995
                                                                       -------     -------
    Term loan A, interest at LIBOR plus 3% (8.43% and 9.31% at
      September 30, 1994 and 1995, respectively, subject to
      adjustment for interest rate cap), payable in installments
      through 1999...................................................  $28,000     $23,250
    Term loan B, interest at LIBOR plus 3.5% (8.93% and 9.81% at
      September 30, 1994 and 1995, respectively, subject to
      adjustment for interest rate cap), payable in installments
      through 2001...................................................   25,000      25,000
    12% Note due to Pfizer Hospital Products Group, Inc., interest at
      12%, payable in installments in 1999 through 2001, interest
      payable semiannually...........................................   10,250      10,250
                                                                       -------     -------
                                                                        63,250      58,500
    Less -- Current portion..........................................    4,750       6,750
                                                                       -------     -------
         Long-term portion...........................................  $58,500     $51,750
                                                                       =======     =======

  (a) Term Loans A and B

     Minimum annual principal installments due under the term loans are summarized as follows (in thousands):

        1996...............................................    $ 6,750
        1997...............................................      8,500
        1998...............................................      9,500
        1999...............................................      9,625
        2000...............................................      9,250
        Thereafter.........................................      4,625
                                                               -------
                                                               $48,250
                                                               =======


     In addition to the minimum installments shown above, the loan agreement requires additional principal repayments to be made within 105 days after each fiscal year-end equal to 75% of each year's adjusted excess cash flow (as defined in the loan agreement). As of September 30, 1995, no additional principal repayments will be required in 1996. Further accelerations of principal repayments are required in the event of a sale of equity of DSP or the incurrence of indebtedness. In any event, all remaining outstanding amounts due under the term loan are payable in full in November 2001.

     On January 23, 1995, DSP purchased an interest rate cap covering a notional amount of $30,000,000 for the period from January 27, 1995 to April 20, 1997. Under the terms of the cap, DSP's maximum interest rate expense for the covered notional principal is 8%, unless LIBOR, at any measurement date, exceeds 9%. If LIBOR, at any measurement date, exceeds 9%, then the maximum interest rate is capped at 9%. Through September 30, 1995, the interest rate on the term loan was less than the interest rate cap. The cost of the cap, $235,000, is included in intangible assets and is being amortized over the period covered by the cap.

     Substantially all of DSP's assets have been pledged in support of the term loan and revolving line of credit (see Note 3(c)).

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

(3)  LONG-TERM DEBT (CONTINUED)

  (b) 12% Note Due to Pfizer Hospital Products Group, Inc.

     Minimum annual principal repayments due under the 12% note due to HPG (12% note) are summarized as follows (in thousands):

        1999.............................................    $3,416
        2000.............................................     3,417
        2001.............................................     3,417


     In addition, mandatory principal prepayments are required (1) in the event of a significant sale of equity of DSP (other than stock options) and (2) in an amount equal to 50% of excess cash flow (as defined) after the satisfaction of all obligations for repayments under the term loans.


  (c) Revolving Line of Credit


     DSP has available up to $20 million under a secured revolving line of credit that expires in April 1999. Available borrowings under the revolving line of credit are limited to DSP's borrowing base, which is calculated as the sum of 80% of eligible domestic receivables plus 50% of eligible domestic inventory. As of September 30, 1995, DSP's borrowing base was approximately $9.7 million. Borrowings under the revolving line of credit bear interest at a rate of LIBOR plus 3%, and a fee of 1/2% of the unused portion of the line is charged on an annual basis. At September 30, 1994 and 1995, $4,400,000 and $0 were outstanding under this agreement, respectively.


  (d) Letter-of-credit Facility


     Included in the revolving line-of-credit facility, DSP has available a letter-of-credit facility under which irrevocable standby letters of credit may be issued for up to $2.5 million in aggregate. No letters of credit were issued as of September 30, 1995. The letter of credit facility provides for a commitment fee equal to 2.25% to 2.5% of the letter of credit amount upon issuance of such commitments.

     The term loan, 12% note and revolving line-of-credit agreements contain certain covenants that, among other things, restrict dividends or stock repurchases, limit capital expenditures and annual operating lease payments, and set minimum fixed charges, interest coverage and leverage ratios, and minimum consolidated adjusted-net-worth requirements. The agreements also limit DSP's ability to issue capital stock and set maximum inventory and accounts receivable levels.


(4)  COMMITMENTS AND CONTINGENCIES

     Future minimum rental commitments under third-party operating leases (see
Note 8 for discussion of related party commitments) that have initial or noncancelable lease terms in excess of one year are as follows (in thousands):

        1996.............................................  $  656
        1997.............................................     424
        1998.............................................      44
        1999.............................................      32
        2000.............................................      16
                                                           ------
                                                           $1,172
                                                           ======

     DSP has a commitment to invest up to $600,000 in a 50%-owned joint venture. As of September 30, 1995, DSP had advanced $350,000 of such committed funds.

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

(4)  COMMITMENTS AND CONTINGENCIES (CONTINUED)

     DSP is contingently liable with respect to certain lawsuits and other matters that arise in the ordinary course of business. In the opinion of management, resolution of these contingencies will not have a material effect on the consolidated financial statements of DSP.

     During 1995, DSP entered into foreign exchange forward contracts totaling $6 million and maturing on a monthly basis throughout fiscal 1996. These forward contracts require the purchase of German deuche marks at rates ranging from
1.4296 deuche marks per U.S. dollar to 1.4084 deuche marks per U.S. dollar. The forward contracts are intended to hedge anticipated intercompany inventory transfers and debt payments, and are marked to market, which could result in a foreign currency gain or loss based on future fluctuations in exchange rates. No gain or loss was reflected in the 1995 financial statements, as year-end exchange rates approximated contract rates.


(5)  INCOME TAXES


     The components of the income before provision for income taxes and extraordinary loss for 1994 and 1995 are as follows (in thousands):
                                                      1994      1995
                                                      ----     ------
        Domestic....................................  $137     $1,881
        Foreign.....................................   314       (394)
                                                      ----     ------
                                                      $451     $1,487
                                                      ====     ======


     The provision for income taxes for 1994 and 1995 consists of the following
(in thousands):
                                                       1994      1995
                                                       ----      ----
        Current --
          Federal...................................  $  --     $ 115
          Foreign...................................    200       102
          State.....................................     92       192
                                                       ----      ----
                                                        292       409
                                                       ----      ----
        Deferred --
          Federal...................................     --        --
          Foreign...................................   (114)     (258)
          State.....................................     10        21
                                                       ----      ----
                                                       (104)     (237)
                                                       ----      ----
               Provision for income taxes...........  $ 188     $ 172
                                                       ====      ====


                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

(5)  INCOME TAXES (CONTINUED)

     The provision for income taxes differs from the amounts calculated by applying the statutory federal income tax rate of 34% to income before provision for income taxes and extraordinary loss due to the following (in thousands):

                                                                      1994      1995
                                                                      -----     -----
        Income tax provision at statutory federal income tax
          rates.....................................................  $ 153     $ 506
        Effect of lower foreign tax rates...........................    (21)      (22)
        State income taxes, net of federal benefit..................    102       141
        Nondeductible goodwill amortization.........................     52       127
        Change in U.S. valuation allowance..........................    221      (283)
        Other.......................................................   (319)     (297)
                                                                      -----     -----
             Provision for income taxes.............................  $ 188     $ 172
                                                                      =====     =====


     At September 30, 1995, subject to Internal Revenue Service review, DSP has U.S. net operating loss carryforwards (NOLs) available of approximately $8,000,000 for tax purposes which expire if unutilized beginning in fiscal 2007. The NOLs are available to offset future U.S. taxable income, but their use could be limited if a change in control of DSP occurred.


     Prepaid income taxes and deferred income taxes at September 30, 1994 and 1995 consist of the following (in thousands):

                                                                    1994        1995
                                                                   -------     -------
        Prepaid income taxes --
          Intangible asset amortization..........................  $ 5,670     $ 5,071
          Accrued expenses.......................................    1,458       1,509
          Inventory basis differences............................      132         606
          Other..................................................      153         214
          NOLs...................................................    2,537       2,711
                                                                   -------     -------
                                                                     9,950      10,111
          Valuation allowance....................................   (7,910)     (7,627)
                                                                   -------     -------
                  Total deferred tax assets......................  $ 2,040     $ 2,484
                                                                   =======     =======
        Deferred income taxes --
          Depreciation...........................................  $ 2,028     $ 2,312
          Other..................................................       85           7
                                                                   -------     -------
                  Total deferred tax liabilities.................  $ 2,113     $ 2,319
                                                                   =======     =======


     DSP has recorded a valuation allowance against its otherwise recognizable net deferred tax asset due to the uncertainty of realizing the future benefit of the deferred tax assets.


(6)  EMPLOYEE BENEFIT PLANS

  (a) Pension Plans


     DSP has a defined benefit pension plan, which covers substantially all U.S. employees of DSP, excluding those employed by DSP's Snowden-Pencer Inc. subsidiary. Plan assets consist primarily of U.S. government and corporate securities.

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

(6)  EMPLOYEE BENEFIT PLANS (CONTINUED)

     The funded status of the pension plan at September 30, 1994 and 1995 was as follows (in thousands):

                                                                    1994        1995
                                                                   -------     -------
        Actuarial present value of accumulated benefit
          obligation --
          Vested.................................................  $ 3,016     $ 4,257
          Nonvested..............................................      649         650
                                                                   -------     -------
                  Total..........................................  $ 3,665     $ 4,907
                                                                   =======     =======
        Projected benefit obligation.............................  $ 4,420     $ 5,567
        Plan assets at market value..............................    2,765       3,672
                                                                   -------     -------
        Funded status -- plan assets less than projected benefit
          obligation.............................................   (1,655)     (1,895)
        Unrecognized prior service costs.........................      (20)        (19)
        Unrecognized net loss from past experience different from
          that assumed and changes in actuarial assumptions......      526         664
                                                                   -------     -------
                  Accrued pension cost...........................  $(1,149)    $(1,250)
                                                                   =======     =======

     Assumptions used in the computation for 1994 and 1995 are as follows:

                                                                         1994     1995
                                                                         ----     ----
        Weighted average discount rate.................................  8.5%     7.5%
        Expected long-term rate of return on assets....................  9.0      9.0
        Rate of increase in future compensation levels.................  4.0      3.5

     Benefits under the pension plan are generally based on years of service and the employees' career earnings. Employees become fully vested after five years.

     A summary of the components of net periodic pension cost for 1994 and 1995 is as follows (in thousands):

                                                                      1994      1995
                                                                      -----     -----
        Service cost................................................  $ 516     $ 417
        Interest cost...............................................    334       341
        Actual return on plan assets................................    488      (533)
        Net amortization and deferral...............................   (741)      273
                                                                      -----     -----
                  Net periodic pension cost.........................  $ 597     $ 498
                                                                      =====     =====

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

(6)  EMPLOYEE BENEFIT PLANS (CONTINUED)


     DSP's German subsidiary also has a defined benefit pension plan for its employees. The funded status at September 30, 1994 and 1995 is as follows (in thousands):


                                                                    1994        1995
                                                                   -------     -------
        Actuarial present value of accumulated benefit
          obligation --
          Vested.................................................  $ 1,332     $ 1,470
          Nonvested..............................................      358         238
                                                                   -------     -------
                  Total..........................................  $ 1,690     $ 1,708
                                                                   =======     =======
        Projected benefit obligation.............................    2,234       2,379
        Plan assets at market value..............................  $    --     $    --
                                                                   -------     -------
        Funded status -- plan assets less than projected benefit
          obligation.............................................   (2,234)     (2,379)
        Unrecognized net loss....................................      498          72
                                                                   -------     -------
                  Accrued pension cost...........................  $(1,736)    $(2,307)
                                                                   =======     =======

     Assumptions used in the computation for 1994 and 1995 are as follows:

                                                                       1994       1995
                                                                       ----       ----
        Weighted average discount rate...........................      6.0%        6.5%
        Expected long-term rate of return on assets..............      N/A         N/A
        Rate of increase in future compensation levels...........      3.5%        3.0%

     A summary of the components of net periodic pension cost for 1994 and 1995 are as follows (in thousands):

                                                                      1994        1995
                                                                      ----        ----
        Service cost.............................................     $233        $203
        Interest cost............................................      134         154
        Net amortization and deferral............................       26           4
                                                                      ----        ----
                  Net periodic pension cost......................     $393        $361
                                                                      ====        ====

  (b) Savings and Investment and Profit Sharing Plans


     DSP has a savings and investment plan for all U.S. employees. Employee contributions to the savings plan can be made both on a pretax (salary deferral) and after-tax basis. DSP may make a matching contribution in an amount equal to 100% of the first 2% of employee salary deferral contributions and 50% of the next 4% of employee salary deferral contributions (subject to certain limitations, as defined in the plan). DSP matched pretax salary deferrals totaling $461,000 and $543,000 in fiscal 1994 and 1995, respectively.


     Employees of Snowden-Pencer Inc. also participate in a noncontributory profit sharing plan. The plan provides for discretionary contributions to be determined annually. In fiscal 1995, the expense related to the plan included in the accompanying 1995 consolidated statement of operations was $78,000.

(7)  STOCKHOLDERS' AGREEMENTS AND CONVERTIBLE SECURITIES

  (a) Stockholders' Agreement


     Stockholders of DSP entered into an agreement that, among other provisions, allows DSP and/or certain stockholders of DSP the right of first refusal to purchase shares in the event that outstanding stock is offered

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

(7)  STOCKHOLDERS' AGREEMENTS AND CONVERTIBLE SECURITIES (CONTINUED)

for sale by any stockholder. Additionally, in the event that DSP proposes to issue any additional shares (other than in satisfaction of stock option obligations), stockholders have the right of first refusal to purchase a portion of such stock sufficient to maintain their percentage interest in outstanding common stock immediately prior to such issuance.

     During 1995, DSP amended its Stockholders' Agreement to allow for the issuance of Class B common stock. Class B common stockholders are eligible to receive dividends at a rate of 70% of those paid to Class A shareholders and, in the event of a liquidation, will participate in the distribution of assets at a rate equal to 70% of distributions received by Class A stockholders. Class B stock will convert to Class A common stock upon (1) the completion of an initial public offering of stock by the Company, (2) a change in control of the ownership of DSP or (3) a resolution of the Board of Directors authorizing such a conversion.


  (b) Employee Stock Options


     In November 1991, DSP granted to certain members of management options to purchase common stock at $100 per share. The options are exercisable at the rate of 20% each year from the date of grant. A summary of the option activity is as follows:


                                        EXERCISABLE     NONEXERCISABLE    TOTAL
                                        -----------     --------------   ------
        October 1, 1993................     9,093         15,684         24,777
          Terminated...................     7,910         13,909         21,819
                                            -----         ------         ------
        September 30, 1994.............     1,183          1,775          2,958
          Terminated...................       828          1,775          2,603
                                            -----         ------         ------
        September 31, 1995.............       355             --            355
                                            =====         ======         ======


     During 1995, DSP granted to certain members of management, options to purchase 40,293 shares of Class B common stock at $70 per share. Options granted become exercisable ratably over a five-year period. As of September 30, 1995, 10,627 options were exercisable.

     DSP has the right to repurchase, at fair market value, as determined by the Board of Directors, any stock issued under the stock option plan. The options expire at the earlier of 10 years from grant date or the termination of the executive's employment. No options were exercised in fiscal 1994 and 1995. The option price for all options approximated fair market value at grant date as determined by the Board of Directors.


  (c) Royalty Capital Partners' Stock Options


     As partial compensation for services in connection with the acquisition of certain assets and liabilities from HPG (see Note 1), DSP granted to Royalty Capital Partners (RCP) options to purchase 1,172 shares of common stock at the price of $100 per share. The options vest and become exercisable upon the achievement of both earnings and working capital as a percentage of sales targets, as defined, on a cumulative basis for the five years ending December 31, 1996. All unvested RCP options expire after December 31, 1996, and to the extent not exercised, all RCP options expire as of November 20, 2001.


(8)  RELATED PARTY TRANSACTIONS


     Fees of $256,000 and $170,000 were paid during 1994 to affiliates of two of the principal stockholders of DSP for services rendered in connection with the acquisition of Snowden-Pencer (described in Note 1) and with the arrangement of the long-term debt used to finance the acquisition (see Note 3). Such fees have been

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES allocated between deferred financing costs and goodwill and have been included in the purchase price on the accompanying consolidated balance sheets, as appropriate.


     DSP leases one of its facilities from one of its stockholders under a
20-year operating lease. During 1994 and 1995, DSP expensed approximately
$91,000 and $207,000, respectively, related to this facility lease. Future minimum rental commitments under the remainder of the lease are as follows (in thousands):
        1996.....................................  $  213
        1997.....................................     220
        1998.....................................     226
        1999.....................................     233
        2000.....................................     240
        Thereafter...............................   4,066
                                                   ------
                                                   $5,198
                                                   ======

     DSP is also required to pay quarterly management fees to one of its principal stockholders. During fiscal 1994 and 1995, $146,000 was expensed and paid in each year.


(9)  SEVERANCE AND OTHER CHARGES


     During 1994 and 1995, DSP expensed the following amounts in connection with work force reductions, a plant closure, consolidation of the sales force and the defense of rights under certain intangible assets (in thousands):

                                                             1994       1995
                                                            ------     ------
        Severance and social benefits.....................  $  983     $1,651
        Plant closure costs...............................      --        888
        Sales and marketing relocation and severance......      --        653
        Patent defense....................................     500        393
                                                            ------     ------
                                                            $1,483     $3,585
                                                            ======     ======

     The majority of the above amounts were paid in the year expensed; amounts accrued at each of the year-ends were not material.

                 DEKNATEL SNOWDEN PENCER, INC. AND SUBSIDIARIES

(10)  GEOGRAPHIC AND CUSTOMER INFORMATION

     DSP's operations by geographic area for the years ended September 30, 1994 and 1995 are summarized as follows (in thousands):

                                                            1994         1995
                                                          --------     --------
        Net sales --
          United States................................  $ 60,105     $ 66,404
          Europe.......................................    20,459       22,439
          Other........................................     4,846        6,416
                                                         --------     --------
                                                         $ 85,410     $ 95,259
                                                         ========     ========
        Income (loss) before provision for income taxes
          and extraordinary loss --
          United States................................  $    137     $  1,881
          Europe.......................................       314         (394)
                                                         --------     --------
                                                         $    451     $  1,487
                                                         ========     ========
        Total assets --
          United States................................  $ 96,388     $ 92,703
          Europe.......................................    14,060       13,123
                                                         --------     --------
                                                         $110,448     $105,826
                                                         ========     ========

     Two distributors accounted for 21% and 17% of net sales in 1994 and 17% and 16% of net sales in 1995. United States sales include export sales of $2,932,000 in 1994 and $3,623,000 in 1995.

(11)  SUBSEQUENT EVENTS


     On December 5, 1995, DSP purchased certain assets and assumed certain liabilities relating to a product line of chest drainage and cardiovascular autotransfusion products from Davol, Inc., a subsidiary of C.R. Bard, Inc. for $9.5 million in cash. This acquisition was accounted for using the purchase method. Pro forma results of the acquisition are not presented because they would not be materially different from DSP's historical financial statements.

     In January 1996, DSP sold 16,176 shares of Class B common stock, at a price of $90 per share, to certain officers of DSP. The $90 per share represented estimated fair market value per share as determined by the Board of Directors of DSP.

     In December 1995, DSP's German subsidiary sold its primary building for approximately $1,900,000 in cash. DSP recorded a gain on the sale of $1,656,000 which is included in other income for the six months ended March 24, 1996.

     July 1996, DSP was purchased by Genzyme Corporation for $250 million in cash. In connection with the transaction, all outstanding Stock options were acquired by Genzyme and retired for a net value of approximately $12.1 million (which represents the difference between the strike price and the acquisition price). This transaction was recorded as a "Charge for Junior Stock Options" in the consolidated statement of operations for the nine months ending June 30, 1996 because the transaction became probable in June 1996.


     During the period October 1, 1995 to June 30, 1996 the Company adopted the provisions of Statement of Financial Accounting Standards No. 106 "Employee's Accounting for Postretirement Benefits Other Than Pensions" (SFAS 106). In connection with adopting SFAS 106 operations were charged approximately $400,000 for the actuarily determined net present value of post-retirement life insurance benefits the Company will provide.

                                                                   EXHIBIT 99.3

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Neozyme II Corporation (A Development Stage Enterprise):


We have audited the accompanying balance sheets of Neozyme II Corporation (a development stage enterprise) as of December 31, 1995 and 1994, and the related statements of operations and cash flows for each of the three years in the period ended December 31, 1995 and cumulative from March 2, 1992 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neozyme II Corporation (a development stage enterprise) as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 and cumulative from March 2, 1992 (date of inception) to December 31, 1995 in conformity with generally accepted accounting principles.





                                                 COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 1, 1996

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                     STATEMENTS OF OPERATIONS
                               (in thousands, except per share data)

                                                                    FOR THE
                                                                   YEARS ENDED                CUMULATIVE
                                                                   DECEMBER 31,              FROM MARCH 2,
                                                         -----------------------------       1992 (DATE OF
                                                           1995       1994      1993           INCEPTION)
                                                         --------   --------   -------       -------------

Investment income (Note A).............................  $  1,497   $  2,522   $ 5,567         $ 12,162
Costs and expenses (Note C):
     Technology license fee............................        --         --        --            5,000
     Research and development..........................    24,128     17,785    12,483           59,579
     General and administrative........................       327        227       324            1,196
                                                         --------   --------   -------         --------
          Total costs and expenses.....................    24,455     18,012    12,807           65,775
                                                         --------   --------   -------         --------
Net loss...............................................  $(22,958)  $(15,490)  $(7,240)        $(53,613)
                                                         ========   ========   =======         ========
Net loss per callable common share (Note A)............  $  (9.51)  $  (6.41)  $ (3.00)        $ (23.26)
                                                         ========   ========   =======         ========
Weighted average number of callable common shares
  outstanding (Note A).................................     2,415      2,415     2,415            2,305


   The accompanying notes are an integral part of these financial statements.

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                       BALANCE SHEETS
                                       (In thousands)


                                                                              DECEMBER 31,
                                                                          -------------------
                                                                            1995       1994
                                                                          --------   --------
                               ASSETS
Current assets:
     Cash and cash equivalents..........................................  $  5,546   $    135
     Short-term investments (Notes A and D).............................    21,501     13,116
     Prepaid research and development to Genzyme Corporation............        --        186
                                                                          --------   --------
          Total current assets..........................................    27,047     13,437
Long-term investments (Notes A and D)...................................        --     32,958
                                                                          --------   --------
Total assets............................................................  $ 27,047   $ 46,395
                                                                          ========   ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Payable to Genzyme Corporation (Note C)............................  $  2,469   $    729
     Accrued expenses...................................................        92        117
                                                                          --------   --------
          Total current liabilities.....................................     2,561        846
Note Payable to Genzyme Corporation (Note C)............................       100        100

Commitments and contingencies (Note E)

Stockholders' equity (Note B):
     Callable common stock, $1.00 par value; authorized 9,000,000
      shares, 2,415,000 shares issued and outstanding...................     2,415      2,415
     Additional paid-in capital.........................................    75,620     75,620
     Deficit accumulated during the development stage...................   (53,613)   (30,655)
     Unrealized loss on investments (Note A)............................       (36)    (1,931)
                                                                          --------   --------
          Total stockholders' equity....................................    24,386     45,449
                                                                          --------   --------
Total liabilities and stockholders' equity..............................  $ 27,047   $ 46,395
                                                                          ========   ========

   The accompanying notes are an integral part of these financial statements.

                            NEOZYME II CORPORATION
                       (A DEVELOPMENT STAGE ENTERPRISE)


                                      STATEMENTS OF CASH FLOWS
                                          (In thousands)


                                                              FOR THE YEARS ENDED         CUMULATIVE
                                                                  DECEMBER 31,           FROM MARCH 2,
                                                         -----------------------------   1992 (DATE OF
                                                           1995       1994      1993      INCEPTION)
                                                         --------   --------   -------   -------------
Cash flows from operating activities:
     Net loss..........................................  $(22,958)  $(15,490)  $(7,240)    $(53,613)
     Reconciliation of net income to net cash used by
       operating activities:
          (Gain) loss on sale of investments...........       218         (8)   (2,104)      (1,894)
          Amortization of premium......................       559        602        --        1,161
          Prepaid research and development.............       186       (186)       --           --
          Payable to Genzyme Limited...................        --         (7)      (51)          --
          Payabl to Genzyme Corporation................     1,740        286       443        2,469
          Accrued expenses.............................       (25)         6       (39)          92
                                                         --------   --------   -------     --------
          Net cash used by operating activities........   (20,280)   (14,797)   (8,991)     (51,785)

Cash flows from investing activities:
     Purchases of short-term investments...............        --         --   (20,160)     (31,216)
     Purchases of long-term investments................        --         --   (50,839)    (109,521)
     Sales of short-term investments...................    16,109     12,743    14,313       47,244
     Sales of long-term investments....................     9,582         --    63,107       72,689
                                                         --------   --------   -------     --------
          Net cash provided (used) by investing
            activities.................................    25,691     12,743     6,421      (20,804)

Cash flows from financing activities:
     Issuance of note payable to Genzyme Corporation...        --         --        --          100
     Issuance of common stock..........................        --         --        --       78,035
                                                         --------   --------   -------     --------
          Net cash provided by financing activities....        --         --        --       78,135
                                                         --------   --------   -------     --------

Increase (decrease) in cash and cash equivalents.......     5,411     (2,054)   (2,570)       5,546
Cash and cash equivalents, beginning of period.........       135      2,189     4,759            0
                                                         --------   --------   -------     --------
Cash and cash equivalents, end of period...............  $  5,546   $    135   $ 2,189     $  5,546
                                                         ========   ========   =======     ========
Supplemental disclosure:
     Classification of investments -- Note A

   The accompanying notes are an integral part of these financial statements.

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                               STATEMENTS OF STOCKHOLDERS' EQUITY
                               (In thousands, except share data)

                                                                                                DEFICIT
                                                                                 UNREALIZED    ACCUMULATED
                                                    COMMON STOCK     ADDITIONAL  GAIN/(LOSS)   DURING THE
                                                --------------------   PAID-IN       ON        DEVELOPMENT
                                                 SHARES      AMOUNT    CAPITAL   INVESTMENTS      STAGE
                                                ---------   --------  ---------  -----------   -----------

Shares issued upon
  incorporation...............................        100   $   --    $    --      $    --      $     --

Shares canceled upon public
     offering.................................       (100)      --         --           --            --

Issuance of Common Stock......................  2,415,000    2,415     75,620           --            --

Net loss......................................         --       --         --           --        (7,925)
                                                ---------   ------    -------      -------      --------

Balance, December 31, 1992....................  2,415,000    2,415     75,620           --        (7,925)

Net loss......................................         --       --         --           --        (7,240)
                                                ---------   ------    -------      -------      --------
Balance, December 31, 1993....................  2,415,000    2,415     75,620           --       (15,165)

Unrealized loss on
  investments.................................         --       --         --       (1,931)           --
Net Loss......................................         --       --         --           --       (15,490)
                                                ---------   ------    -------      -------      --------

Balance, December 31, 1994....................  2,415,000    2,415     75,620       (1,931)      (30,655)

Unrealized appreciation on
  investments.................................         --       --         --        1,895            --

Net Loss......................................         --       --         --           --       (22,958)
                                                ---------   ------    -------      -------      --------

Balance, December 31, 1995....................  2,415,000   $2,415    $75,620      $   (36)     $(53,613)
                                                =========   ======    =======      =======      ========

   The accompanying notes are an integral part of these financial statements.

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         NOTES TO FINANCIAL STATEMENTS

NOTE A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS: Neozyme II Corporation was incorporated in March 1992 to develop products for the treatment of cystic fibrosis by gene therapy or protein replacement (the "Field"). In 1993 Neozyme II's research program was expanded to include the products to be developed by Genzyme in collaboration with North American Biologics, Inc. ("NABI," formerly Univax Biologics, Inc.)

     The Company began operations on May 5, 1992 and is classified as a development stage enterprise. The Company will experience significant losses as substantially all of its capital will be spent to fund development of its products. It is not anticipated that the Company will receive any significant revenues unless and until it successfully commercializes any of its programs upon expiration of the Purchase Option (see Note C).

     EXHAUSTION OF AVAILABLE FUNDS Under the Development Agreement, Neozyme II is obligated to engage Genzyme to perform all of its research, development and clinical testing activities related to the Products. It is expected that Available Funds to pay for such activities will be substantially exhausted by December 31, 1996. There can be no assurance that, at such time, the development of the Products will have progressed to a point where Genzyme will have enough information to determine whether to exercise the Purchase Option.

     EXERCISE OF PURCHASE OPTION Genzyme may purchase all (but not less than all) of the Neozyme II Callable Common Stock at any time through December 31, 1996. Genzyme is not obligated to exercise the Purchase Option and will do so only if Genzyme perceives that such exercise is in its best interest. There can be no assurance that Genzyme's best interest in this regard will coincide with the best interest of Neozyme II's shareholders. If Genzyme does not exercise the Purchase Option, Neozyme II will need to find other ways to complete clinical testing and commercialize the Products. Neozyme II will have working capital of at least $1 million to fund these commercialization efforts. If Genzyme does not exercise the Purchase Option and Neozyme II decides to complete development, manufacture or market the products itself, Neozyme II will need substantial additional funds. Genzyme is not obligated to provide these funds and there can be no assurance that such funds will be available from others on attractive terms, if at all.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS: Cash equivalents, consisting primarily of U.S. Treasury bills and commercial paper purchased with initial maturities of three months or less, are valued at cost plus accrued interest, which approximates market.

     INVESTMENTS: Short-term investments include all investments with remaining maturities of twelve months or less. Long-term investments include all investments with remaining maturities greater than twelve months. As of December 31, 1995 the Company's investment portfolio, consisting primarily of debt securities classified as available for sale, is shown at market value and classified as current assets. It is management's intention to sell these securities in fiscal 1996. In computing realized gains or losses on the sale of securities, the Company determines cost on a specific identification basis. In 1994, the Company adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). The adoption of SFAS 115 did not have a material effect on the financial position or results of operations of the Company. SFAS 115 requires that, except for debt securities classified as held-to-maturity which are reported at amortized cost, investments in debt and equity securities be reported at fair value. The Company classifies its investments in debt securities as either held-to-maturity or available-for-sale based on facts and circumstances present

                            NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

at the time the investments are purchased. As of December 31, 1995, the Company classified all investments in debt securities as available-for-sale. (See Note D -Investments).

     LOSS PER SHARE: Loss per share is based upon the weighted average number of shares of Callable Common Stock outstanding during the period. From March 2, 1992 (date of inception) through May 4, 1992 (immediately prior to the initial public offering), there were 100 shares outstanding.

     UNCERTAINTIES: The Company is subject to risks common to companies in the Biotechnology industry, including but not limited to, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and compliance with FDA government regulations.

NOTE B. INITIAL PUBLIC OFFERING

     In May 1992, the Company completed an initial public offering of 2,415,000 shares of Callable Common Stock for net proceeds of $78.0 million. Each share of Callable Common Stock was accompanied by a warrant to purchase one share of Genzyme common stock and a callable warrant to purchase one share of Genzyme common stock. Neozyme II received all of the net proceeds of the offering and paid all of the offering costs, fees and expenses. All of the shares of Callable Common Stock are subject to an outstanding purchase option to Genzyme which expires on December 31, 1996. (See Note C). Effective December 1994, the stockholders of Genzyme approved the Genzyme Stock Proposal as described in Genzyme's Prospectus/Proxy Statement dated November 10, 1994 to redesignate Genzyme's Common Stock as General Division Common Stock on a share-for-share basis and a second class of common stock, designated as Tissue Repair Division Common Stock. Each warrant when exercised will grant the holder one share of General Division common stock and .135 of one share of Tissue Repair common stock.

NOTE C. ARRANGEMENTS WITH GENZYME CORPORATION

     Neozyme II has entered into the following arrangements with Genzyme:

     DEVELOPMENT AGREEMENT: Under the Development Agreement, Genzyme has been engaged to conduct research and development of the products and the Company is required to pay Genzyme, based on Genzyme's costs of conducting the research and development, all of the net proceeds of the initial public offering plus any interest or other income earned thereon, less amounts for the Company's working capital ($1.0 million) and administrative expenses and $5.0 million paid to Genzyme under a technology license agreement. During 1995, 1994 and 1993, Neozyme II incurred $24,128,000, $17,785,000, and $12,483,000, respectively, of expenses related to this agreement. At December 31, 1995 and 1994 the Company had a payable to Genzyme under the agreement of $2,469,000 and $729,000, respectively.

     TECHNOLOGY LICENSE AGREEMENT: The Company has an exclusive, worldwide license to Genzyme's technology relating to the products for use in the Field. Under this agreement, Neozyme II paid a nonrefundable fee of $5,000,000 to Genzyme in 1992.

     PURCHASE OPTION AGREEMENT: Under the Purchase Option Agreement, Genzyme has the option, exercisable not later than December 31, 1996, to purchase all, but not less than all, of the Callable Common Stock, at stated prices which increase over time. The purchase price increases based on a formula which pro rates evenly by month the difference between a given and a prior year purchase price plus the prior year purchase price.

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


IF THE STOCK PURCHASE               OPTION EXERCISE         TOTAL
OPTION IS EXERCISED                 PRICE PER SHARE        PAYMENT
---------------------               ---------------      ------------
During 1995.....................         $ 83            $200,445,000
During 1996.....................         $117            $282,555,000

     The Purchase Option Agreement terminates following a material incurred breach of the development agreement or the Technology License Agreement by one of the parties and the option exercise period may accelerate in the event of exhaustion of funds.

     SERVICES AGREEMENT: Under the Services Agreement, Genzyme's wholly-owned subsidiary Genzyme Limited is paid for providing certain management and administrative services to the Company, based upon actual costs. The Company incurred expenses of $79,000, $78,000, and $88,000 in 1995, 1994 and 1993,
respectively, under this agreement.

     SERIES 1992 NOTE: In 1992, the Company issued a promissory note to Genzyme in the principal amount of $100,000, bearing interest at 7% annually. The note is due on the day following termination of the Purchase Option Agreement and may not be prepaid. While the note is outstanding, Neozyme II may not issue additional capital stock, borrow more than $1 million in the aggregate, declare or pay dividends utilizing funds committed to be paid to Genzyme under the Development Agreement, merge, liquidate or sell all or substantially all of its assets without Genzyme's approval.

NOTE D. INVESTMENTS


     Investments in marketable securities at December 31 consisted of the following:

                                                                   1995               1994
                                                            -------------------------------------
                                                                      MARKET              MARKET
(DOLLARS IN THOUSANDS)                                       COST      VALUE     COST      VALUE
----------------------------------------------------------  -------   -------   -------   -------
Short Term:
  Corporate notes.........................................  $21,537   $21,501   $13,226   $13,116
                                                            =======   =======   =======   =======

Long Term:
  Corporate notes.........................................  $     0   $     0   $34,779   $32,958
                                                            =======   =======   =======   =======

     Gross realized holding losses included in interest income for 1995 were $218,000. In 1994, investment income included gross realized holding gains and losses of $17,000 and $9,000, respectively. Net realized gains included in investment income for 1993 were $2,104,000. Gross unrealized gains and losses included in stockholders equity at December 31, 1995 were $45,000 and $81,000, respectively, as compared to gross unrealized holding gains and losses at December 31, 1994 of $36,000 and $1,931,000, respectively.

NOTE E COMMITMENTS AND CONTINGENCIES

     In August 1993, Genzyme entered into a license and development agreement with NABI whereby Genzyme received a license to the vaccine and passive immunization antibody products being developed by NABI primarily for use in treating Pseudomonas infections in cystic fibrosis patients. In connection with the NABI license and development agreement, Neozyme II and Genzyme agreed to expand the field of the Technology License Agreement and the Development Agreement to include the products to be developed with NABI for any clinical indication. Neozyme II also agreed to (i) assume Genzyme's obligation to make milestone payments to NABI, (ii) fund Genzyme's share of the development costs of the products being developed with NABI, (iii) appoint NABI as its agent for the manufacture of such products and (iv) share the profits resulting from commercialization of such products with NABI.

PART I.  FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS


                                        NEOZYME II CORPORATION
                                   (A DEVELOPMENT STAGE ENTERPRISE)
                                        STATEMENTS OF OPERATIONS
                          (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                    THREE MONTHS ENDED             SIX MONTHS ENDED             CUMULATIVE
                                          JUNE 30,                      JUNE 30,                   FROM
                                   ---------------------        ----------------------           INCEPTION
                                    1996         1995            1996          1995           (MARCH 2, 1992)
                                     ----         ----            ----          ----           --------------

Investment income ..............   $   209      $   340         $    453      $    820            $ 12,615

Costs and expenses:
  Technology license fee .......         -            -                -             -               5,000
  Research and development .....     5,217        5,949           10,596        11,652              70,175
  General and administrative ...        83           98              162           158               1,358
                                   -------      -------         --------      --------            --------
                                     5,300        6,047           10,758        11,810              76,533
                                   -------      -------         --------      --------            --------

Net loss .......................   $(5,091)     $(5,707)        $(10,305)     $(10,990)           $(63,918)
                                   =======      =======         ========      ========            ========
Net loss per callable
 common share ..................   $ (2.11)     $ (2.36)        $  (4.27)     $  (4.55)           $ (27.59)
                                   =======      =======         ========      ========            ========

Weighted average callable
 common shares outstanding .....     2,415        2,415            2,415         2,415               2,317
                                   =======      =======         ========      ========            ========

              The accompanying notes are an integral part of these
                   unaudited, condensed financial statements.

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS
                  (UNAUDITED, IN THOUSANDS, EXCEPT SHARE DATA)

                                                         JUNE 30,      DECEMBER 31,
                                                          1996            1995
                                                          ----            ----
               ASSETS

Current Assets:
   Cash and cash equivalents .......................    $  8,636        $  5,546
   Short-term investments ..........................       5,178          21,501
   Prepaid research and development ................         527               -
                                                        --------        --------
                                                        $ 14,341        $ 27,047
                                                        ========        ========

      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Payable to Genzyme Corporation ..................          29           2,469
   Accrued expenses ................................         129              92
                                                        --------        --------
      Total current liabilities ....................         158           2,561

Note payable to Genzyme Corporation ................         100             100

Stockholders' Equity:
   Callable common Stock, $1.00 par value;
    authorized 9,000,000 shares, 2,415,000
    shares issued and outstanding ..................       2,415           2,415
   Additional paid-in capital ......................      75,620          75,620
   Deficit accumulated during the
    development stage ..............................     (63,918)        (53,613)
   Unrealized loss on investments ..................         (34)            (36)
                                                        --------        --------
                                                          14,083          24,386
                                                        --------        --------
                                                        $ 14,341        $ 27,047
                                                        ========        ========

              The accompanying notes are an integral part of these
                   unaudited, condensed financial statements.


                                     NEOZYME II CORPORATION
                                (A DEVELOPMENT STAGE ENTERPRISE)
                                    STATEMENTS OF CASH FLOWS
                                    (UNAUDITED, IN THOUSANDS)

                                                                 SIX MONTHS ENDED
                                                                      JUNE 30,             CUMULATIVE
                                                               --------------------      FROM INCEPTION
                                                               1996            1995      (MARCH 2, 1992)
                                                               ----            ----      ---------------
Cash flow from operating activities:
    Net loss ............................................   $(10,305)        $(10,990)      $ (63,918)
    Reconciliation of net loss to net cash
     used by operating activities:
       (Gain)/loss on sale of investments ...............        (25)             226          (1,919)
       Accrued interest/amortization on investments .....       (365)             276             796
       Prepaid research and development .................       (527)            (374)           (527)
       Due from Genzyme Corporation .....................          -                -               -
       Payable to Genzyme Limited .......................          -                -               -
       Payable to Genzyme Corporation ...................     (2,440)            (729)             29
       Accrued expenses .................................         37               41             129
                                                            --------         --------       ---------

    Net cash used by operating activities ...............    (13,625)         (11,550)        (65,410)

Cash flow from investing activities:
    Purchases of short-term investments .................          -                -         (31,216)
    Purchase of long-term investment ....................          -                -        (109,521)
    Sales and maturities of short-term investments ......     16,715           22,638          63,959
    Sales and maturities of long-term investments .......          -                -          72,689
                                                            --------         --------       ---------

    Net cash provided (used) by investing activities ....     16,715           22,638          (4,089)

Cash flow from financing activities:
    Issuance of note payable to Genzyme Corporation .....          -                -             100
    Issuance of callable common stock ...................          -                -          78,035
                                                            --------         --------       ---------

    Net cash provided by financing activities ...........          -                -          78,135
                                                            --------         --------       ---------

Increase in cash and cash equivalents ...................      3,090           11,088           8,636
Cash and cash equivalents at beginning of period ........      5,546              135               -
                                                            --------         --------       ---------
Cash and cash equivalents at end of period ..............   $  8,636         $ 11,223       $   8,636
                                                            ========         ========       =========

              The accompanying notes are an integral part of these
                   unaudited, condensed financial statements.

                             NEOZYME II CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  JUNE 30, 1996

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


1.   BASIS FOR PRESENTATION:

          Neozyme II Corporation ("Neozyme II" or the "Company") is a development stage enterprise engaged in the research, development and clinical testing of biotherapeutic products for the treatment of cystic fibrosis.

          These unaudited condensed financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and the financial statements and footnotes included therein. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission rules and regulations.

          The financial statements for the three and six months ended June 30, 1996 and 1995 are unaudited but include, in the Company's opinion, all adjustments (consisting only of normally recurring accruals) necessary for a fair presentation of the results for the periods presented.

2.   ACCOUNTING POLICIES:

          The accounting policies underlying the quarterly financial statements are those set forth in Note A of the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

          As of June 30, 1996, investments totaling $5,178,000 were classified as available for sale and, accordingly, unrealized holding losses totaling $34,000 have been recognized in a separate component of stockholders' equity.

3.   PURCHASE OPTION AGREEMENT WITH GENZYME CORPORATION:


          Under the Purchase Option Agreement, Genzyme has the option (the
     "Purchase Option"), exercisable not later than December 31, 1996, to purchase all, but not less than all, of the Callable Common Stock, at stated prices which increase over time. The purchase price increases based on a formula which prorates evenly by month the difference between a given and prior year purchase price plus the prior year purchase price.

     IF THE STOCK PURCHASE               OPTION EXERCISE        TOTAL
     OPTION IS EXERCISED:                PRICE PER SHARE       PAYMENT
     -------------------                 ---------------     ------------
     On or before December 31, 1995...        $ 83           $200,445,000
     December 31, 1996................         117            282,555,000

     The purchase price, if exercised at June 30, 1996, was $100.00 per share for a total payment of $241,500,000.

          The Purchase Option Agreement may be terminated by Neozyme II following expenditure of the funds available for its development program unless Genzyme funds or obtains funding to continue the development program.

4.   TERMINATION OF LICENSE AND DEVELOPMENT AGREEMENT WITH NABI

          Under agreement with Genzyme, Neozyme II funds Genzyme's obligations to provide development funding to NABI in exchange for the exclusive rights that Genzyme has acquired to market, on a worldwide basis, HyperGAM+[Trademark]CF, for the treatment of Pseudomonas lung infections in Cystic Fibrosis patients. In June 1996, Neozyme II and NABI announced the halt of their Phase II clinical trial for HyperGAM+[Trademark]CF after receiving the results of an interim analysis of the data from the trial by an independent statistician which showed no evidence of a reduction in the number of acute pulmonary exacerbations in trial participants. No major issues with the safety of the product were identified. On June 21, 1996, after review of the interim analysis data, the Board of Directors of Neozyme II voted unanimously to terminate the License and Development Agreement with NABI. Under the terms of this Agreement, Neozyme II is required to reimburse NABI for certain costs incurred in connection with the wind down of the HyperGAM+[Trademark]CF program up to maximum of $900,000.